Exhibit 3.3

FIFTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

SUNLIGHT FINANCIAL LLC

DATED AS OF July 9, 2021

THE LIMITED LIABILITY COMPANY INTERESTS IN SUNLIGHT FINANCIAL LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND HAVE BEEN OR ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

i

ii

Section 12.13	Severability	61
Section 12.14	Expenses	61
Section 12.15	Waiver of Jury Trial	61
Section 12.16	No Third Party Beneficiaries	61

iii

FIFTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

SUNLIGHT FINANCIAL LLC

This Fifth Amended and Restated Limited Liability Company Agreement (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of July 9, 2021, by and among Sunlight Financial LLC, a Delaware limited liability company (the “Company”), Sunlight Financial Holdings Inc., a Delaware corporation formerly known as Spartan Acquisition Corp. II (“PubCo”), SL Financial Holdings Inc., a Delaware corporation and a wholly owned subsidiary of PubCo (“Holdings”), SL Financial Investor I LLC (“Investor I”), a Delaware limited liability company and a wholly owned subsidiary of PubCo, SL Financial Investor II LLC (“Investor II”), a Delaware limited liability company and a wholly owned subsidiary of PubCo, the other parties listed on Exhibit A hereto (collectively, the “Legacy Owners”) and each other Person who is or at any time becomes a Member in accordance with the terms of this Agreement and the Act. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, the Company was formed as a limited liability company under the Act by the filing of the Certificate of Formation of the Company with the Office of the Secretary of State of Delaware on January 23, 2014 and the member party thereto entered into an amended and restated limited liability company agreement of the Company dated as of August 17, 2015;

WHEREAS, immediately prior to the adoption of this Agreement, the Company was governed by the Fourth Amended and Restated Limited Liability Company Agreement, dated as of May 25, 2018 (as amended, the “Existing LLC Agreement”);

WHEREAS, on January 21, 2021, the Company, PubCo, Holdings, SL Invest I Inc., a Delaware corporation, SL Invest II LLC, a Delaware limited liability company, Investor I, Investor II, SL Financial LLC, a Delaware limited liability company, FTV-Sunlight, Inc., a Delaware corporation (“FTV Blocker”), and Tiger Co-Invest B Sunlight Blocker, LLC, a Delaware limited liability company (“Tiger Blocker”), entered into that certain Business Combination Agreement (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other things, as of the Effective Time and pursuant to the transactions contemplated by the Business Combination Agreement, Holdings will acquire Class X Units in exchange for the consideration described in the Business Combination Agreement;

WHEREAS, the Members desire to amend and restate the Existing LLC Agreement in its entirety as of the Effective Time to reflect: (a) the recapitalization of the Company to convert all Pre-Closing Units into Class X Units and Class EX Units in such amounts as set forth in this Agreement and the Business Combination Agreement (the “Recapitalization”), (b) the consummation of the transactions contemplated by the Business Combination Agreement and the other Transaction Agreements (as such term is defined in the Business Combination Agreement), (c) Holdings’ designation as the sole Managing Member of the Company, and (d) the rights and obligations of the Members and other terms and provisions, in each case as set forth in this Agreement;

WHEREAS, following the Effective Time, each Class EX Unit may be redeemed, at the election of the holder of such Class EX Unit (together with the surrender and delivery by such holder of one share of Class C Common Stock), for one whole share of Class A Common Stock in accordance with the terms and conditions of this Agreement, or, at the Company’s election, for cash pursuant to the Cash Election in accordance with this Agreement;

WHEREAS, the Members of the Company desire that Holdings become the sole managing member of the Company (the “Managing Member”);

WHEREAS, the Members of the Company desire to amend and restate the Existing LLC Agreement in its entirety as set forth herein and adopt this Agreement; and

WHEREAS, this Agreement shall supersede the Existing LLC Agreement in its entirety as of the date hereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Existing LLC Agreement is hereby amended and restated in its entirety and the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1      Definitions. As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the following definitions shall apply:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

“Additional Tax Distribution” is defined in Section 6.2(b).

“Adjusted Basis” has the meaning given such term in Section 1011 of the Code.

“Adjusted Capital Account Deficit” means the deficit balance, if any, in such Member’s Capital Account at the end of any Fiscal Year or other taxable period, with the following adjustments:

(a)	credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such year in Company Minimum Gain and Member Minimum Gain; and

(b)	debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For these purposes, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that, for purposes of this Agreement, (a) no Member shall be deemed an Affiliate of the Company or any of its Subsidiaries and (b) none of the Company or any of its Subsidiaries shall be deemed an Affiliate of any Member.

“Agreement” is defined in the preamble to this Agreement.

“Assumed Rate” means the highest effective marginal combined U.S. federal, state and local income tax rate (including, if applicable, under Section 1411 of the Code) applicable to an individual resident in New York, New York (or if the highest effective marginal combined U.S. federal, state and local income tax rate applicable to a U.S. corporation is higher, such combined corporate income tax rate), taking into account (a) the character of any income, gains, deductions, losses or credits, the deductibility of state income taxes (in each case taking into account all jurisdictions in which the Company is required to file income tax returns and the relevant apportionment information, in effect for the applicable Taxable Year; provided, that, for administrative convenience, it shall be assumed that no portion of any state or local taxes shall be deductible for so long as the limitation set forth in Section 164(b)(6)(B) of the Code as of the date hereof remains applicable), and (b) deductions under Section 199A of the Code (assuming that such Person’s only income from any qualified trade or business as determined under Section 199A of the Code is income received in connection with this Agreement and that such Person’s total taxable income exceeds the threshold amount (as defined in Section 199A(e)(2) of the Code) plus $100,000, as applicable. The Assumed Rate shall be the same for all Members regardless of the actual combined income tax rate of the Member or its direct or indirect owners.

“Attribution Parties” is defined in Section 4.6(e)(iv).

“Available Cash” means an amount equal to the excess of (a) the amount of cash on hand (including cash equivalents, temporary investments of Company cash, and funds that are available to be borrowed under an existing credit facility or similar existing arrangement) from time to time over (b) the sum of (i) the amount of cash and borrowing capacity required, in the Good Faith judgment of the Managing Member, to maintain liquidity of the Company to meet its obligations as and when they become due, and (ii) the amount of any distributions reasonably expected to be made pursuant to Section 6.2(a), but only to the extent reasonably contemporaneously with such Tax Distribution Date.

“beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.

“Beneficial Ownership Limitation” means 4.99% (or as such limitation may apply to Tiger, upon written notice from Tiger to PubCo, 19.99%) of the number of shares of Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock issuable upon redemption of Units and shares of Class C Common Stock held by Tiger. Subject to the last sentence of this definition, Tiger may, upon written notice to PubCo, increase or decrease the Beneficial Ownership Limitation provisions applicable to its shares of Class A Common Stock provided (i) that the Beneficial Ownership Limitation may in no event exceed 19.99% of the number of shares of Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock upon redemption of the Class EX Units and shares of Class C Common Stock held by Tiger and the provisions of this definition shall continue to apply. Any such written notice from Tiger to increase in the Beneficial Ownership Limitation applicable to Tiger will not be effective until the 61st day after such notice is delivered to PubCo.

“Business Combination Agreement” is defined in the recitals to this Agreement.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Atlanta, Georgia are authorized or required by law to be closed.

“Business Opportunities Exempt Party” is defined in Section 8.4.

“Call Right” is defined in Section 4.6(m).

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with Section      4.4.

“Capital Contribution” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company by such Member. Any reference to the Capital Contribution of a Member will include any Capital Contributions made by a predecessor holder of such Member’s Units to the extent that such Capital Contribution was made in respect of Units Transferred to such Member.

“Cash Election” means an election by the Company to redeem Class EX Units and a corresponding number of shares of Class C Common Stock for cash pursuant to Section 4.6(d) or an election by PubCo (or such designated member(s) of the PubCo Holdings Group) to purchase Units and a corresponding number of shares of Class C Common Stock for cash pursuant to an exercise of its Call Right set forth in Section 4.6(m).

“Cash Election Amount” means with respect to a particular Redemption for which a Cash Election has been made, (a) other than in the case of clause (b), if the shares of Class A Common Stock are listed for trading on a U.S. securities exchange or automated or electronic quotation system, an amount of cash equal to the product of (i) the number of shares of Class A Common Stock that would have been received in such Redemption if a Cash Election had not been made and (ii) the average of the volume-weighted closing price for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the shares of Class A Common Stock are listed for trading, as reported by Bloomberg, L.P., or its successor, for each of the five (5) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the related Redemption Notice Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the share of Class A Common Stock; (b) if the Cash Election is made in respect of a Redemption Notice issued by a Redeeming Person in connection with a Registered Offering, an amount of cash equal to the product of (i) the number of shares of Class A Common Stock that would have been received in such Redemption if a Cash Election had not been made and (ii) the price per share of Class A Common Stock sold to the public in such Registered Offering (reduced by the amount of any Discount associated with such share of Class A Common Stock), and (c) if the shares of Class A Common Stock are no longer listed for trading on a U.S. securities exchange or automated or electronic quotation system, an amount of cash equal to the product of (i) the number of shares of Class A Common Stock that would have been received in such Redemption if a Cash Election had not been made and (ii) the fair market value of one share of Class A Common Stock, as determined by the Managing Member in Good Faith, that would be obtained in an arms’ length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, and without regard to the particular circumstances of the buyer or seller and without any discounts for liquidity or minority discount.

“Change of Control” means the occurrence of any of the following events or series of related events after the date hereof:

(i)	any Person (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of PubCo in substantially the same proportions as their ownership of stock of PubCo) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the rules promulgated under the Exchange Act), directly or indirectly, of securities of PubCo representing more than 50% of the combined voting power of PubCo’s then outstanding voting securities;

(ii)	there is consummated a merger or consolidation of PubCo with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (A) the members of the board of directors of PubCo immediately prior to the merger or consolidation do not constitute at least a majority of the members of the board of directors of the company surviving the merger, or if the surviving company is a Subsidiary, the ultimate parent thereof, or (B) all of the Persons who were the respective “beneficial owners” (as defined above) of the voting securities of PubCo immediately prior to such merger or consolidation do not continue to beneficially own more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(iii)	the stockholders of PubCo approve a plan of complete liquidation or dissolution of PubCo or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by PubCo of all or substantially all of PubCo’s assets, other than such sale or other disposition by PubCo of all or substantially all of PubCo’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of PubCo in substantially the same proportions as their ownership of PubCo immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (ii)(A) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of PubCo immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity that owns, either directly or through a Subsidiary, all or substantially all of the assets of PubCo immediately following such transaction or series of transactions.

“Change of Control Exchange Date” is defined in Section 4.6(p).

“Chief Executive Officer” means the person appointed as the Chief Executive Officer of the Company by the Managing Member pursuant to Section 7.2(c).

“Class A Common Stock” means, as applicable, (a) the Class A Common Stock of PubCo, par value $0.0001 per share, of PubCo, or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the shares of Class A Common Stock or into which the shares of Class A Common Stock are exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class C Common Stock” means, as applicable, (a) the Class C Common Stock, par value $0.0001 per share, of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that become payable in consideration for the Class C Common Stock or into which the Class C Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class EX Units” means the Units designated as “Class EX” Units pursuant to this Agreement.

“Class X Units” means the Units designated as “Class X” Units pursuant to this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Commission” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Common Stock” means the shares of Class A Common Stock and Class C Common Stock.

“Company” is defined in the preamble to this Agreement.

“Company Level Taxes” means any federal, state or local taxes, additions to tax, penalties and interest payable by the Company or any of its Subsidiaries as a result of any examination of the Company’s or any of its Subsidiaries’ affairs by any federal, state or local tax authorities, including resulting administrative and judicial proceedings under the Partnership Tax Audit Rules.

“Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). It is further understood that Company Minimum Gain shall be determined in a manner consistent with the rules of Treasury Regulations Section 1.704-2(b)(2), including the requirement that if the adjusted Gross Asset Value of property subject to one or more Nonrecourse Liabilities differs from its adjusted tax basis, Company Minimum Gain shall be determined with reference to such Gross Asset Value.

“Company Representative” has, with respect to taxable periods beginning after December 31, 2017, the meaning assigned to the term “partnership representative” in Section 6223 of the Code and any Treasury Regulations or other administrative or judicial pronouncements promulgated thereunder, and with respect to taxable periods beginning on or before December 31, 2017, and for any applicable state and local tax purposes, the meaning assigned to the term “tax matters partner” as defined in Code Section 6231(a)(7) prior to its amendment by Title XI of the Bipartisan Budget Act of 2015, in each case as appointed pursuant to Section 10.4.

“Contract” means any written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise.

“Covered Audit Adjustment” means an adjustment to any partnership-related item (within the meaning of Section 6241(2)(B) of the Code) to the extent such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code or any analogous provision of state or local Law.

“Covered Person” is defined in Section 7.4.

“CST” means Continental Stock Transfer & Trust Company.

“Debt Securities” means, with respect to PubCo, any and all debt instruments or debt securities that are not convertible or exchangeable into Equity Securities of PubCo.

“Depreciation” means, for each Fiscal Year or other taxable period, an amount equal to the depreciation, amortization or other cost recovery deduction (excluding depletion) allowable with respect to an asset for such Fiscal Year or other taxable period, except that (a) with respect to any such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Fiscal Year or other taxable period shall be the amount of book basis recovered for such Fiscal Year or other taxable period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or other taxable period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other taxable period bears to such beginning Adjusted Basis; provided, however, that if the Adjusted Basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year or other taxable period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Designated Individual” means the designated individual appointed by the Company pursuant to Treasury Regulations Section 301.6223-1 (and any similar provision of state, local or foreign Law).

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time (or any corresponding provisions of succeeding law).

“Discount” is defined in Section 4.6(i).

“Effective Time” means the time of “Closing” as defined in the Business Combination Agreement.

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“ERISA” means the Employee Retirement Security Act of 1974, as amended.

“Escrow Agent” means CST in it capacity as the escrow agent pursuant to the Escrow Agreement, or any successor person appointed as escrow agent pursuant to the Escrow Agreement as amended.

“Escrow Agreement” means that certain Escrow Agreement, dated as of July 9, 2021, as same may be hereafter amended or modified, among PubCo, Holdings, the Company, and CST, as Escrow Agent.

“Excess Shares is defined in Section 4.6(e)(iv).

“Excess Tax Amount” is defined in Section 10.5(c).

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Existing LLC Agreement” is defined in the recitals to this Agreement.

“Fair Market Value” means the fair market value of any property as determined in Good Faith by the Managing Member after taking into account such factors as the Managing Member shall deem appropriate.

“Federal Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

“Fiscal Year” means the calendar year unless, for U.S. federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for U.S. federal income tax purposes and for accounting purposes.

“GAAP” means U.S. generally accepted accounting principles at the time.

“Good Faith” means a Person having acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company and the PubCo Holdings Group and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.

“Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

“Gross Asset Value” means, with respect to any asset, the asset’s Adjusted Basis for U.S. federal income tax purposes, except as follows:

(a)	the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

(b)	the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times: (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)-(2)(ii)(g)(1), (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a Warrant or other noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (v) any other event to the extent determined by the Managing Member to be permitted and necessary or appropriate to properly reflect Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any Warrants or other noncompensatory options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Company shall adjust the Gross Asset Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)-(iv)(h)(2);

(c)	the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;

(d)	the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the Adjusted Basis of such assets pursuant to Code Section 734(b) (including any such adjustments pursuant to Treasury Regulation Section 1.734-2(b)(1)), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and clause (f) in the definition of “Profits” or “Losses” below or Section 5.2(h); provided, however, that the Gross Asset Value of a Company asset shall not be adjusted pursuant to this subsection to the extent the Managing Member determines in Good Faith that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d); and

(e)	if the Gross Asset Value of a Company asset has been determined or adjusted pursuant to clauses (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses and other items allocated pursuant to Article V.

“Holdings” is defined in the preamble to this Agreement.

“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.

“Interest” means the entire interest of a Member in the Company, including the Units and all of such Member’s rights, powers and privileges under this Agreement and the Act.

“Investment Company Act” is defined in Section 8.1(b).

“Investor Rights Agreement” means the Investor Rights Agreement, by and among PubCo and the Members, to be entered into concurrently with the closing of the BCA.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Legacy Owners” is defined in the preamble to this Agreement.

“Legacy Warrants” means the warrants of the Company that are issued and outstanding as of the date of this Agreement pursuant to and in accordance with the terms of that certain Warrant to Purchase Units, dated February 27, 2021, by and between the Company and Tech Capital LLC, as amended by Amendment No. 1 thereto, dated July 8, 2021.

“Legal Action” is defined in Section 12.8.

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Liquidating Event” is defined in Section 11.1.

“Lock-Up Period” means the period set forth in the lock-up agreement to which the particular Member is a party to; provided, however, that in the case of Class EX Units and corresponding shares of Class C Common Stock held in escrow pursuant to the Escrow Agreement that are forfeited, the Lock-Up Period in respect of such Class EX Units and corresponding shares of Class C Common Stock shall be deemed automatically and without further action to end on the date of such forfeiture.

“Managing Member” is defined in the recitals to this Agreement.

“Member” means any Person that executes this Agreement as a Member and any other Person admitted to the Company as an additional or substituted Member, in each case, that has not made a disposition of such Person’s entire Interest.

“Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i). It is further understood that the determination of Member Minimum Gain and the net increase or decrease in Member Minimum Gain shall be made in the same manner as required for such determination of Company Minimum Gain under Treasury Regulations Sections 1.704-2(d) and 1.704-2(g)(3).

“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Minority Member Redemption Date” is defined in Section 4.6(n).

“Minority Member Redemption Notice” is defined in Section 4.6(n).

“National Securities Exchange” means an exchange registered with the Commission under the Exchange Act.

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulations Section 1.704-2(b)(1).

“Nonrecourse Liability” is defined in Treasury Regulations Section 1.704-2(b)(3).

“Officer” means each Person appointed as an officer of the Company pursuant to and in accordance with the provisions of Section 7.2.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, together with any final or temporary Treasury Regulations, Revenue Rulings and case law interpreting Sections 6221 through 6241 of the Code (and any analogous provision of state or local tax Law).

“Permitted Transferee” means, with respect to any Member: (a) any Affiliate of such Member; (b) any successor entity of such Member; (c) with respect to any Member that is a natural person or of which a majority of the outstanding Equity Securities and voting power with respect to the election of directors (or the selection of any other similar governing body in the case of an entity other than a corporation) are beneficially owned (as such term is defined under Rule 13d-3 of the Exchange Act) by a single natural person, a trust established by or for the benefit of such natural person of which only such natural person and his or her immediate family members are beneficiaries; and (d) upon the death of any Member that is a natural person, an executor, administrator or beneficiary of the estate of the deceased Member.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“Post-BCA TRA” means any tax receivable agreement (or comparable agreement), other than the TRA, entered into by PubCo or any of its Subsidiaries pursuant to which PubCo is obligated to pay over amounts with respect to tax benefits resulting from any tax attributes to which PubCo becomes entitled.

“Pre-Closing Taxes” means any (a) U.S. federal, state, or local or non-U.S. tax obligations owed by the PubCo Holdings Group for any taxable period (or portion thereof) ending at or before the Effective Time in excess of (b) any cash on hand (including cash equivalents and temporary investments of cash) of either the FTV Blocker or Tiger Blocker as of the Blocker Mergers Effective Time (as defined in the Business Combination Agreement) to the extent such cash is not contributed to the Company substantially contemporaneously with the Effective Time.

“Pre-Closing Units” means all of the Equity Units (as defined in the Existing LLC Agreement) of the Company issued and outstanding as of the Effective Date and prior to the OpCo Merger (as defined in the Business Combination Agreement).

“Proceeding” is defined in Section 7.4.

“Profits” or “Losses” means, for each Fiscal Year or other taxable period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)	any income or gain of the Company that is exempt from U.S. federal income tax or otherwise described in Section 705(a)(1)(B) of the Code and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b)	any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c)	in the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) or (c) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 5.2, be taken into account for purposes of computing Profits or Losses;

(d)	gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e)	in lieu of the depreciation, amortization and other cost recovery deductions (excluding depletion) taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;

(f)	to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)	any items of income, gain, loss or deduction that are specifically allocated pursuant to the provisions of Section 5.2 shall not be taken into account in computing Profits or Losses for any Taxable Year, but such items available to be specially allocated pursuant to Section 5.2 will be determined by applying rules analogous to those set forth in clauses (a) through (f) above.

“Property” means all real and personal property owned by the Company from time to time, including both tangible and intangible property.

“PubCo” is defined in the recitals to this Agreement.

“PubCo Approved Change of Control” means any Change of Control of PubCo that meets the following conditions: (i) such Change of Control was approved by the board of directors of PubCo prior to such Change of Control, (ii) such Change of Control results in an acceleration of payments under the TRA, (iii) the terms of such Change of Control provide for the consideration for the Units in such Change of Control to consist solely of (A) freely and immediately tradeable common equity securities of an issuer, which common equity securities are listed for trading on a National Securities Exchange and/or (B) cash, and (iv) if such consideration includes common equity securities of an issuer, the market value of the outstanding common equity securities of such issuer held by non-affiliates of such issuer is at least twice as large as the market value of all of the outstanding common equity of PubCo, in each case on a fully-diluted basis immediately before the public announcement of such Change of Control.

“PubCo Holdings Group” means PubCo, Holdings, Investor I, Investor II and each other Subsidiary of PubCo (other than the Company and its Subsidiaries).

“PubCo Shares” means all classes and series of common stock of PubCo, including the Common Stock.

“PubCo Tax Distribution Limitation” means all or a portion of a distribution that would otherwise be made pursuant to Section 6.2(a) that: (a) based on written advice of legal counsel may reasonably constitute a fraudulent conveyance, or (b) would be required to be funded by a financing, the terms of which could reasonably, in the Good Faith judgment of the Managing Member, cause the Company to become insolvent within the twelve (12) month period following the date of such distribution.

“PubCo Tax-Related Liabilities” means (a) any U.S. federal, state and local and non-U.S. tax obligations (including any Company Level Taxes for which the PubCo Holdings Group is liable hereunder) owed by the PubCo Holdings Group (other than any obligations to remit any withholdings withheld from payments to third parties or any Pre-Closing Taxes) and (b) any obligations under the TRA and any Post-BCA TRA payable by the PubCo Holdings Group.

“PubCo Warrants” means warrants of PubCo that are exercisable for shares of Class A Common Stock on the terms set forth therein that are issued and outstanding on the date hereof.

“Reclassification Event” means any of the following: (a) any reclassification or recapitalization of PubCo Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 4.1(g)), (b) any merger, consolidation or other combination involving PubCo, or (c) any sale, conveyance, lease or other disposal of all or substantially all the properties and assets of PubCo to any other Person, in each case of clauses (a), (b) or (c), as a result of which holders of PubCo Shares shall be entitled to receive cash, securities or other property for their PubCo Shares.

“Redeeming Person” is defined in Section 4.6(a).

“Redemption” means any redemption and cancellation of Class EX Units and a corresponding number of shares of Class C Common Stock for shares of Class A Common Stock or, pursuant to a Cash Election by the Company, cash, in each case pursuant to this Agreement.

“Redemption Date” means a Regular Redemption Date or a Special Redemption Date.

“Redemption Notice” is defined in Section 4.6(b).

“Redemption Notice Date” means, with respect to any Redemption Date, the date specified by PubCo that is no later than 10 Business Days before such Redemption Date, provided that if such date falls on a weekend or holiday, the Redemption Notice Date shall be on the following Business Day.

“Redemption Right” is defined in Section 4.6(a).

“Registered Offering” means any secondary securities offering (which may include a “bought deal” or “overnight” offering), and any primary securities offering for which piggyback rights are offered, pursuant to the Investor Rights Agreement.

“Regular Redemption Date” means a date within each fiscal quarter specified by PubCo from time to time, which will generally be set so that the corresponding Redemption Notice Date falls within 5 days after PubCo’s earnings announcement for the prior fiscal quarter or in connection with a Registered Offering.

“Regulatory Allocations” is defined in Section 5.2(i).

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Special Redemption Date” means a date specified by PubCo in addition to or in lieu of the Regular Redemption Date during the same fiscal quarter. PubCo must specify a Regular Redemption Date or Special Redemption Date effective with any Registered Offering, effective with respect to the applicable Member(s) upon (a) the expiration of any equity lock-up agreement to which any of the Members (other than any member of the PubCo Holdings Group) and PubCo are parties, (b) the adoption by PubCo of a plan of liquidation or dissolution, which Special Redemption Date shall be the date of adoption of such plan of liquidation or dissolution or (c) solely with respect to any Class EX Units and corresponding number of shares of Class C Common Stock held in escrow under the Escrow Agreement that are forfeited, promptly following any month in which such Class EX Units and corresponding number of shares of Class C Common Stock are forfeited in accordance with the terms of the Escrow Agreement.

“Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (a) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (b) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities.

“TRA” means that certain tax receivable agreement, dated as of the date hereof, by and among PubCo, the Company, the Agent (as defined in the TRA) and the TRA Holders (as defined in the TRA).

“Tax Contribution Obligation” is defined in Section 10.5(c).

“Tax Advances” is defined in Section 10.5(a).

“Tax Amount” means, with respect to a Taxable Year commencing after the Effective Time (or, in the case of a Taxable Year that includes the Effective Time, the portion thereof after the Effective Time), the excess, if any, of (a) the product of (i) an amount, if positive, equal to the product of (A) the taxable income of the Company allocable to a Member pursuant to this Agreement with respect to the relevant Taxable Year (or portion thereof) (determined based upon a good faith estimate by the Managing Member and updated to reflect the final Company tax returns filed for such Taxable Year, and, for purposes of this definition, (w) including adjustments to taxable income in respect of Section 704(c) of the Code, (x) excluding adjustments to taxable income in respect of Section 743(b) of the Code, (y) calculated as if allocations of such taxable income were, for such Taxable Year (or portion thereof), the sole source of income and loss for such Member (or, as appropriate, of its direct or indirect partners or members), and (z) taking into account the carryover of items of loss, deduction and expense, including the utilization of any excess business interest expense under Code Section 163(j), previously allocated to such Member for a Taxable Year (or portion thereof) that begins after the Effective Time to the extent usable by such Member under the Code for the Taxable Year to which they are carried and not previously taken into account for purposes of determining the Tax Amount for a Taxable Year (or portion thereof) times (B) one-fourth (1/4) in the case of the first quarter, one-half (1/2) in the case of the second quarter, three-fourths (3/4) in the case of the third quarter, and one (1) in the case of the fourth quarter times (ii) the Assumed Rate with respect to such Taxable Year (or portion thereof), over (b) the excess, if any, of (i) the sum of (x) the amount of any distributions previously made to such Member pursuant to Section 6.1 and Section 6.2 at any time after the Effective Time and (y) any distribution reasonably expected to be made to such Member pursuant to Section 6.2(a) that is taken into account in the determination of Available Cash for purposes of Section 6.2(b) over (ii) the aggregate amounts described in clause (a) with respect to such Member for all prior Taxable Years and the current Taxable Year (or portion thereof), in each case, after the Effective Time, other than the quarter for which such determination of the Tax Amount is being made. For each Member that is treated as a partnership for applicable state and/or local income or franchise tax purposes, there shall be added to the amount in clause (a) of this definition, if the information described in clause (2) of this definition below is timely provided, an amount sufficient to enable such Member to pay its applicable state and local entity-level income and franchise tax liability (without duplication) imposed on entities treated as partnerships for applicable state and/or local income or franchise tax purposes, to the extent arising from allocations of taxable income of the Company for the relevant Taxable Year (or portion thereof after the Effective Time) as a result of such Member’s ownership of Units, calculated (1) using the conventions set forth in clauses (w)-(z) of this definition above and (2) based on information timely provided by such Member to the Managing Member sufficient for the Managing Member to calculate such amount, assuming the highest effective marginal state and local income and franchise tax rates imposed on an entity treated as a partnership for state or local income or franchise tax purposes in the applicable jurisdiction; provided that (I) the aggregate amount described in this sentence shall in no event be greater than $100,000 per Taxable Year in the aggregate for all Members and (II) the aggregate amount payable under Section 6.2 to all Members solely as a result of the amount added to clause (a) as described in this sentence shall in no event be greater than $400,000 per Taxable Year in the aggregate for all Members, and if such cap in clause (I) or (II) of this sentence is exceeded, the required reduction shall be applied pro rata among the Members based on their respective numbers of Units. The Managing Member shall reasonably determine the Tax Amount for each Member based on such assumptions as the Managing Member deems necessary acting in Good Faith (provided that any such assumptions that apply to multiple Members shall be applied in a substantially equivalent manner with respect to each such Member), including for purposes of determining estimates of a Member’s Tax Amount with respect to any portion of a Taxable Year; provided that, for purposes of determining a Member’s Tax Amount for the portion of the Taxable Year including the Effective Time that begins at the Effective Time, the Managing Member shall use an interim closing of the books as of the date immediately preceding the Effective Time.

“Tax Distribution Date” means April 10, June 10, September 10, and December 10 of each calendar year, which shall be adjusted by the Managing Member as reasonably necessary to take into account changes in estimated tax payment due dates for U.S. federal income taxes under applicable Law (but in no event shall the Managing Member make adjustments such that there are more than four (4) Tax Distribution Dates in any calendar year).

“Tax Offset” is defined in Section 10.5(c).

“Taxable Year” means the Company’s taxable year for U.S. federal income tax purposes, which shall be the Fiscal Year unless otherwise required by applicable Law.

“Tiger” means Tiger Infrastructure Partners Sunlight Feeder LP, a Delaware limited partnership.

“Tiger Entity” means each of Tiger, its Affiliates and any Transferee (for the avoidance of doubt, other than PubCo and any Subsidiary of PubCo) to whom any of the foregoing entities Transfer Units in a Transfer permitted under this Agreement.

“Trading Day” means a day on which the New York Stock Exchange or such other National Securities Exchange on which the shares of Class A Common Stock are listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of law or otherwise), transfer, sale, pledge or hypothecation or other disposition and, when used as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of. The terms “Transferee,” “Transferor,” “Transferred” and other forms of the word “Transfer” shall have the correlative meanings.

“Transfer Agent” means Continental Stock Transfer and Trust Company or such other agent or agents of PubCo as may be designated by the board of directors of PubCo as the transfer agent for the Shares of Class A Common Stock.

“Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, that clarify, interpret and apply the provisions of the Code, and that are designated as “Treasury Regulations” by the United States Department of the Treasury.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of Delaware.

“Units” means the Units (including Class EX Units and Class X Units) issued hereunder and shall also include any Equity Security of the Company issued in respect of or in exchange for Units, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.

“Waiver Notice” is defined in Section 4.6(e)(iv).

“Warrant or Warrants” means the Legacy Warrants and Holdings’ mirror rights with respect to the PubCo Warrants Under Section 4.1.

“Winding-Up Member” is defined in Section 11.3(a).

Section 1.2      Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the terms defined in Section 1.1 are applicable to the singular as well as the plural forms of such terms;

(b)	all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

(c)	all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;

(d)	when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(e)	whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;

(f)	“or” is not exclusive;

(g)	pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

(h)	the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE II

ORGANIZATION OF THE LIMITED LIABILITY COMPANY

Section 2.1      Company’s Continued Existence. The Company shall continue its existence as a limited liability company subject to the provisions of the Act upon the terms, provisions and conditions set forth in this Agreement.

Section 2.2      Filing. The Company’s Certificate of Formation was filed with office of the Secretary of State of the State of Delaware in accordance with the Act. The Members shall execute such further documents (including amendments to such Certificate of Formation) and take such further action as is appropriate to comply with the requirements of Law for the formation or operation of a limited liability company in Delaware and in all states and counties where the Company may conduct its business.

Section 2.3      Name. The name of the Company is “Sunlight Financial LLC” and all business of the Company shall be conducted in such name or, in the discretion of the Managing Member, under any other name.

Section 2.4      Registered Office; Registered Agent. The registered agent and location of the registered office of the Company in the State of Delaware is PHS Corporate Services, Inc., 1313 N. Market Street, Suite 5100, Wilmington, Delaware 19801, or such other agent or at such other place as the Managing Member from time to time may select.

Section 2.5      Principal Place of Business. The principal place of business of the Company shall be located in such place as is determined by the Managing Member from time to time.

Section 2.6      Purpose; Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act. The Company shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing purpose.

Section 2.7      Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely. The Company may be dissolved and its affairs wound up only in accordance with Article XI.

Section 2.8      Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” for U.S. federal and state income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a “partnership” for purposes of Section 303 of the Federal Bankruptcy Code. Neither the Company nor any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.8.

ARTICLE III

CLOSING TRANSACTIONS

Section 3.1      Reorganization Transactions. As of the Effective Time and as contemplated by the Business Combination Agreement, (a) the Existing LLC Agreement shall be amended and restated and this Agreement shall be adopted and (b) all of the membership interests in the Company prior to the adoption of this Agreement shall be recapitalized to consist solely of Class X Units and Class EX Units with the rights and privileges as set forth in this Agreement and each Member will receive and own its pro rata share of such Class X Units or Class EX Units in accordance with the Business Combination Agreement and as set forth next to such member’s name on Exhibit A hereto. In addition, the Company shall issue to Holdings, in exchange for the Acquiror Contribution Amount (as defined in the Business Combination Agreement), additional Class X Units and mirror rights with respect to the PubCo Warrants under Section 4.1.

ARTICLE IV

OWNERSHIP AND CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 4.1      Authorized Units; General Provisions With Respect to Units.

(a)	Subject to the provisions of this Agreement, the Company shall be authorized to issue from time to time such number of Units and such other Equity Securities as the Managing Member shall determine in accordance with Section 4.3. Each authorized Unit may be issued pursuant to such agreements as the Managing Member shall approve, including pursuant to options and warrants. The Company may reissue any Class X Units that have been repurchased or acquired by the Company. The Company shall not, and the Managing Member shall not cause the Company to, issue any Units if such issuance would result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)); provided that, for such purposes, the Company and the Managing Member shall be entitled to assume that each Legacy Owner is treated as a single partner within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), unless otherwise required by applicable Law.

(b)	The Class X Units shall be Units issued to and held solely by the Managing Member or other members of the PubCo Holdings Group and are hereby designated as voting units with the rights to vote in accordance with Section 4.2. The Class EX Units shall be Units issued to and held by the Members other than the PubCo Holdings Group and are hereby designated as voting units with the rights to vote in accordance with Section 4.2. The Class EX Units shall, if subject to a Redemption, be redeemed and canceled, together with the corresponding number of shares of Class C Common Stock, for shares of Class A Common Stock in accordance with Section 4.6. Except to the extent explicitly provided otherwise herein (including Section 4.3), each outstanding Unit shall be identical.

(c)	Initially, none of the Units will be represented by certificates. If the Managing Member determines that it is in the interest of the Company to issue certificates representing the Units, certificates will be issued and the Units will be represented by those certificates, and this Agreement shall be amended as necessary or desirable to reflect the issuance of certificated Units for purposes of the Uniform Commercial Code. Nothing contained in this Section 4.1(c) shall be deemed to authorize or permit any Member to Transfer its Units except as otherwise permitted under this Agreement.

(d)	The Members as of the date hereof are set forth on Exhibit A. The total number of Units and Warrants issued and outstanding and held by each Member as of the date hereof is set forth in the books and records of the Company. The Company shall update such books and records from time to time to reflect any Transfers of Interests, the issuance of additional Units or Equity Securities, the Redemption of Class EX Units, and, subject to Section 12.1(a), subdivisions or combinations of Units made in compliance with Section 4.1(f), in each case, in accordance with the terms of this Agreement.

(e)	If, at any time after the Effective Time, PubCo issues a share(s) of Class A Common Stock (including, without limitation, the issuance of shares of Class A Common Stock upon the exercise of any of the PubCo Warrants or other securities convertible or exchangeable for shares of Class A Common Stock) or any other Equity Security of PubCo (other than Class C Common Stock), (i) one or more member(s) of the PubCo Holdings Group shall concurrently contribute to the Company the net proceeds (in cash or other property, as the case may be), if any, received by PubCo for such share of Class A Common Stock or other Equity Security and (ii) the Company shall concurrently issue to such member(s) of the PubCo Holdings Group, in accordance with the contributions made by each such member pursuant to clause (i), one Class X Unit for each share of Class A Common Stock so issued (if PubCo issues a share of Class A Common Stock), or such other Equity Security of the Company (if PubCo issues Equity Securities other than shares of Class A Common Stock) corresponding to the Equity Securities issued by PubCo, and with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences as a result of any tax or other liabilities borne by PubCo) and other economic rights as those of such Equity Securities of PubCo to be issued. Notwithstanding the foregoing:

(i)	If PubCo issues any shares of Class A Common Stock in order to acquire or fund the acquisition from a Member (other than any member of the PubCo Holdings Group) of a number of Class EX Units (and Class C Common Stock) equal to the number of shares of Class A Common Stock so issued, then the Company shall not issue any new Class X Units (except upon reclassification of such Class EX Units so acquired) in connection therewith and, where such share of Class A Common Stock has been issued for cash to fund such an acquisition by any member of the PubCo Holdings Group pursuant to a Cash Election, the members of the PubCo Holdings Group shall not be required to transfer such net proceeds to the Company, and such net proceeds shall instead be transferred by such member of the PubCo Holdings Group to such Member as consideration for such acquisition. For the avoidance of doubt, if PubCo issues any shares of Class A Common Stock or other Equity Security for cash to be used to fund the acquisition by any member of the PubCo Holdings Group of any Person or the assets of any Person, then PubCo shall not be required to contribute such cash proceeds to the Company but instead such member of the PubCo Holdings Group shall be required to contribute the equity interests in such Person or the assets acquired and liabilities assumed from such Person, or cause such Person to contribute its assets and liabilities, to the Company or any of its Subsidiaries.

(ii)	This Section 4.1(e) shall not apply to (x) the issuance and distribution to holders of PubCo Shares of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholders rights plan (and upon any redemption of Class EX Units for shares of Class A Common Stock in accordance with Section 4.6, such shares of Class A Common Stock will be issued together with a corresponding right under such plan), or (y) to the issuance under PubCo’s employee benefit plans of any warrants, options, other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in each of the foregoing cases of clauses (x) and (y) apply to the issuance of Equity Securities of PubCo in connection with the exercise or settlement of such rights, warrants, options or other rights or property.

(iii)	Except pursuant to Section 4.6, (x) the Company may not issue any additional Class X Units to any member of the PubCo Holdings Group unless substantially simultaneously therewith such member of the PubCo Holdings Group issues or transfers an equal number of newly-issued shares of Class A Common Stock of PubCo to another Person, and (y) the Company may not issue any other Equity Securities of the Company to any member of the PubCo Holdings Group unless substantially simultaneously therewith such member of the PubCo Holdings Group issues or transfers, to another Person, an equal number of newly-issued shares of a new class or series of Equity Securities of PubCo or such member of the PubCo Holdings Group with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences as a result of any tax or other liabilities borne by PubCo) and other economic rights as those of such Equity Securities of the Company.

(iv)	If at any time any member of the PubCo Holdings Group issues Debt Securities, such member of the PubCo Holdings Group shall transfer to the Company (in a manner to be determined by the Managing Member in its reasonable discretion) the proceeds received by such member of the PubCo Holdings Group in exchange for such Debt Securities in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities.

(v)	In the event any Equity Security outstanding at PubCo is exercised or otherwise converted and, as a result, any shares of Class A Common Stock or other Equity Securities of PubCo are issued, (a) then the corresponding Equity Security outstanding at the Company, if any, shall be similarly exercised or otherwise converted, as applicable, and an equivalent number of Class X Units or other Equity Securities of the Company shall be issued to the PubCo Holdings Group as contemplated by the first sentence of this Section 4.1(e), and (b) the PubCo Holdings Group shall concurrently contribute to the Company the net proceeds received by the PubCo Holdings Group from any such exercise or conversion.

(vi)	No member of the PubCo Holdings Group may redeem, repurchase or otherwise acquire (other than from another member of the PubCo Holdings Group) (a) any shares of Class A Common Stock (including upon forfeiture of any unvested shares of Class A Common Stock) unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the PubCo Holdings Group an equal number of Class X Units for the same price per security or (b) any other Equity Securities of PubCo (other than shares of Class C Common Stock), unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the PubCo Holdings Group an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation, but taking into account differences as a result of any tax or other liabilities borne by PubCo) and other economic rights as those of such Equity Securities of PubCo for the same price per security. The Company may not redeem, repurchase or otherwise acquire (x) except pursuant to Section 4.6, any Class X Units from the PubCo Holdings Group unless substantially simultaneously the PubCo Holdings Group redeems, repurchases or otherwise acquires an equal number of shares of Class A Common Stock for the same price per security from holders thereof, or (y) any other Equity Securities of the Company from the PubCo Holdings Group unless substantially simultaneously the PubCo Holdings Group redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of PubCo of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation, but taking into account differences as a result of any tax or other liabilities borne by PubCo) and other economic rights as those of such Equity Securities of PubCo. Notwithstanding the foregoing, to the extent that any consideration payable by the PubCo Holdings Group in connection with the redemption or repurchase of any shares of Class A Common Stock or other Equity Securities of the PubCo Holdings Group consists (in whole or in part) of shares of Class A Common Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Class X Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

(f)	The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding PubCo Shares, with corresponding changes made with respect to any other exchangeable or convertible securities. Unless in connection with any action taken pursuant to Section 4.1(h), PubCo shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding PubCo Shares unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

(g)	Notwithstanding any other provision of this Agreement (including Section 4.1(e)), the Company may redeem Class X Units from the PubCo Holdings Group for cash to fund any acquisition by the PubCo Holdings Group of another Person, provided that promptly after such redemption and acquisition the PubCo Holdings Group contributes or causes to be contributed, directly or indirectly, such Person or the assets and liabilities of such Person to the Company or any of its Subsidiaries in exchange for a number of Class X Units equal to the number of Class X Units so redeemed.

(h)	Notwithstanding any other provision of this Agreement (including Section 4.1(e)), if the PubCo Holdings Group acquires or holds any material amount of cash in excess of any monetary obligations it reasonably anticipates (including as a result of the receipt of distributions pursuant to Section 6.2 for any period in excess of the PubCo Tax-Related Liabilities for such period), PubCo may, in its sole discretion, use such excess cash amount in such manner, and make such adjustments to or take such other actions with respect to the capitalization of PubCo and the Company, as PubCo in Good Faith determines to be fair and reasonable to the holders of PubCo Shares and as Holdings, in its capacity as the Managing Member, determines in Good Faith to be fair and reasonable to the Members and to preserve the intended economic effect of this Section 4.1, Section 4.6 and the other provisions hereof.

Section 4.2      Voting Rights. No Member has any voting right except with respect to those matters specifically reserved for a Member vote under the Act and for matters expressly requiring the approval of Members under this Agreement. Except as otherwise required by the Act, each Unit will entitle the holder thereof to one vote on all matters to be voted on by the Members. Except as otherwise expressly provided in this Agreement, the holders of Units having voting rights will vote together as a single class on all matters to be approved by the Members; provided, however, that, except as otherwise expressly provided for in this Agreement, with respect to matters affecting the Class EX Units or the holders thereof, the holders of Class EX Units will vote together as a single class and any such matter must be approved or consented to by holders of a majority of the Class EX Units then outstanding.

Section 4.3      Capital Contributions; Unit Ownership.

(a)	Capital Contributions. Except as otherwise set forth in Section 4.1(e) with respect to the obligations of the PubCo Holdings Group, no Member shall be required to make additional Capital Contributions.

(b)	Issuance of Additional Units or Interests. Except as otherwise expressly provided in this Agreement, the Managing Member shall have the right to authorize and cause the Company to issue on such terms (including price) as may be determined by the Managing Member, subject to the limitations of Section 4.1, (i) additional Units or other Equity Securities of the Company (including creating preferred interests or other classes or series of interests having such rights, preferences and privileges as determined by the Managing Member, which rights, preferences and privileges may be senior to the Units), and (ii) obligations, evidences of Indebtedness or other securities or interests convertible or exchangeable for Units or other Equity Securities of the Company; provided that, at any time following the date hereof, in each case the Company shall not issue Equity Securities of the Company to any Person unless such Person shall have executed a counterpart to this Agreement and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Managing Member. Upon such issuance and execution, such Person shall be admitted as a Member of the Company. In that event, the Managing Member shall update the Company’s books and records to reflect such additional issuances. Subject to Section 12.1, the Managing Member is hereby authorized to amend this Agreement to set forth the designations, preferences, rights, powers and duties of such additional Units or other Equity Securities of the Company, or such other amendments that the Managing Member determines to be otherwise necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Units or other Equity Securities in the Company pursuant to this Section 4.3(b); provided that, notwithstanding the foregoing, the Managing Member shall have the right to amend this Agreement as set forth in this sentence without the approval of any other Person (including any Member) and notwithstanding any other provision of this Agreement (other than Section 12.1(ii), (iii) or (iv)) if such amendment is necessary, and then only to the extent necessary, in order to consummate any offering of PubCo Shares or other Equity Securities of PubCo provided that the designations, preferences, rights, powers and duties of any such additional Units or other Equity Securities of the Company as set forth in such amendment are substantially similar to those applicable to such PubCo Shares or other Equity Securities of PubCo.

Section 4.4      Capital Accounts. A Capital Account shall be maintained for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this Agreement. Each Member’s Capital Account shall be (a) increased by (i) allocations to such Member of Profits pursuant to Section 5.1 and any other items of income or gain allocated to such Member pursuant to Section 5.2, (ii) the amount of cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) contributed to the Company by such Member, and (iii) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Member of Losses pursuant to Section 5.1 and any other items of deduction or loss allocated to such Member pursuant to the provisions of Section 5.2, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Member and any Liabilities to which the asset is subject) distributed to such Member, and (iii) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv). In the event of a Transfer of Units made in accordance with this Agreement (including a deemed Transfer for U.S. federal income tax purposes as described in Section 4.6(g)) the Capital Account of the Transferor that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l).

Section 4.5      Other Matters.

(a)	No Member shall demand or receive a return on or of its Capital Contributions or withdraw from the Company without the consent of the Managing Member. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive property other than cash.

(b)	No Member shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in Section 7.9 or as otherwise contemplated by this Agreement.

(c)	The Liability of each Member shall be limited as set forth in the Act and other applicable Law and, except as expressly set forth in this Agreement or required by Law, no Member (or any of its Affiliates) shall be personally liable, whether to the Company, any of the other Members, the creditors of the Company or any other third party, for any debt or Liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company.

(d)	Except as otherwise required by the Act, a Member shall not be required to restore a deficit balance in such Member’s Capital Account, to lend any funds to the Company or, except as otherwise set forth herein, to make any additional contributions or payments to the Company.

(e)	The Company shall not be obligated to repay any Capital Contributions of any Member.

Section 4.6      Redemption of Units.

(a)	Each Member (other than any entity in the PubCo Holdings Group) and the Escrow Agent in respect of Class EX Units and Class C Common Stock forfeited in accordance with the Escrow Agreement, shall be entitled from time to time to cause the Company to redeem and cancel all or a portion of such Member’s Class EX Units, or in the case of forfeited Class EX Units, the forfeited Class EX Units submitted by the Escrow Agent for redemption in accordance with this Agreement and the Escrow Agreement (such Member or the Escrow Agent submitting Class EX Units for redemption, a “Redeeming Person”), together with an equal number of shares of Class C Common Stock, in exchange for (i) a number of shares of Class A Common Stock equal to the number of Class EX Units of such Redeeming Person to be redeemed or, (ii) at the Company’s election under certain circumstances, cash in accordance with Section 4.6(d) (such right of a Redeeming Person being referred to herein as a “Redemption Right”), in each case, upon the terms and subject to the conditions set forth in this Section 4.6 and subject to PubCo’s (or such designated member(s) of the PubCo Holdings Group’s) Call Right as set forth in Section 4.6(m).

(b)	In order to exercise a Redemption Right, each Redeeming Person shall provide written notice (the “Redemption Notice”) in the appropriate form attached hereto as Exhibit B to the Company and PubCo, on or before any Redemption Notice Date, stating that the Redeeming Person elects to have redeemed on the next Redemption Date a stated number of Class EX Units, together with an equal number of shares of Class C Common Stock; provided, however, that in the event of a Special Redemption Date that is triggered upon the adoption by PubCo of a plan of dissolution or liquidation, concurrently with such adoption all of the Members holding Class EX Units and the Escrow Agent with respect to any escrowed Class EX Units shall be deemed, automatically and effective immediately upon such election and without the obligation to deliver any Redemption Notice, to have made an election to have redeemed all of their Class EX Units, together with an equal number of shares of Class C Common Stock, redeemed as of such adoption date. If a Redeeming Person delivers a Redemption Notice on or before any Redemption Notice Date, such Redeeming Person may not revoke or rescind such Redemption Notice after such Redemption Notice Date. Any Redemption Notice delivered for a Redemption on a Regular Redemption Date may not be contingent. Any Redemption Notice delivered for a Redemption on a Special Redemption Date may be made contingent solely upon the consummation of the Registered Offering or other transaction described in the notice of the Managing Member specifying such Special Redemption Date. Any notice by any Member pursuant to the Investor Rights Agreement to demand or participate in any Registered Offering shall be deemed to constitute a Redemption Notice for the related Special Redemption Date.

(c)	On any Redemption Date for which any Redeeming Person has delivered a Redemption Notice on or prior to the related Redemption Notice Date, unless the Company elects to pay cash in accordance with Section 4.6(d) or PubCo (or such designated member(s) of the PubCo Holdings Group) exercises its Call Right pursuant to Section 4.6(m), the number of Class EX Units set forth in any such Redemption Notice, together with an equal number of shares of Class C Common Stock held by such Redeeming Person, shall be redeemed and canceled in exchange for a number of shares of Class A Common Stock equal to the number of Class EX Units redeemed. Notwithstanding anything herein to the contrary, the effective date of the forfeiture of Class EX Units and corresponding shares of Class C Common Stock shall be the last day of the month in which the applicable forfeiture occurs and the effective date of the redemption of such Class EX Units and corresponding shares of Class C Common Stock shall be the first day of the succeeding month.

(d)	The Company shall be entitled to elect to settle any Redemption by delivering to the Redeeming Person, in lieu of the applicable number of shares of Class A Common Stock that would be received in such Redemption, an amount of cash equal to the Cash Election Amount for such shares.

(e)	Each Member’s Redemption Right shall be subject to the following limitations and qualifications:

(i)	The first Redemption shall only be permitted on the first Redemption Date after the Lock-Up Period;

(ii)	thereafter, except as provided herein, Redemptions shall only be permitted on each Redemption Date;

(iii)	a Member shall only be permitted to redeem less than all of its Class EX Units if (A) after such Redemption it would continue to hold at least 50,000 Class EX Units and (B) it redeems not less than 50,000 Class EX Units in such Redemption;

(iv)	the Company shall not effect any Redemption of any Class EX Units, together with any shares of Class C Common Stock, held by Tiger, and Tiger shall not have the right to redeem any of its Class EX Units, along with any shares of Class C Common Stock, to the extent that, after giving effect to such redemption, Tiger (together with its affiliates and any persons acting as a group together with Tiger or any of Tiger’s affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation; provided, however, that upon Tiger providing the Company with at least sixty-one (61) days’ written notice (pursuant to Section 12.11 hereof) at any time (the “Waiver Notice”), that Tiger wishes, to waive this Section 4.6(e)(iv) with regard to any or all shares of Class A Common Stock issuable upon redemption of the Class EX Units that are the subject of a Redemption Notice validly delivered by Tiger, together with a corresponding number of shares of Class C Common Stock, this Section 4.6(e)(iv) shall be of no force or effect with regard to those shares of Class A Common Stock referenced in the Waiver Notice. For purposes of the foregoing sentence, the number of shares of Class A Common Stock beneficially owned by Tiger shall include the number of shares of Class A Common Stock issuable upon redemption of the Class EX Units, together with the shares of Class C Common Stock, with respect to which such determination is being made, but shall exclude the number of shares of Class A Common Stock which are issuable upon (i) redemption of the remaining Class EX Units, together with shares of Class C Common Stock, beneficially owned by Tiger or any of its affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of PubCo subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by Tiger or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4.6(e)(iv), in determining the number of outstanding shares of Class A Common Stock, Tiger may rely on the number of outstanding shares of Class A Common Stock as stated in the most recent of the following: (i) PubCo’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by PubCo and (iii) a more recent written notice by PubCo or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of Tiger, PubCo shall within one Trading Day confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the redemption, conversion or exercise of securities of PubCo, including the shares of Class C Common Stock, by Tiger or its affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. In the event that the issuance of shares of Class A Common Stock to Tiger upon redemption of Tiger’s Class EX Units, together with its shares of Class C Common Stock, results in Tiger and its affiliates and Attribution Parties being deemed to beneficially own, in the aggregate, shares of Class A Common Stock in excess of the Beneficial Ownership Limitation (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which Tiger, its affiliates and its other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and Tiger shall not have the power to vote or to transfer the Excess Shares. The provisions of this Section 4.6(e)(iv) shall not be construed and implemented in a manner otherwise than in strict conformity with the definition of Beneficial Ownership Limitation to correct this section (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation; and

(v)	any Redemption of Class EX Units issued after the date hereof (other than in connection with any recapitalization), including such Class EX Units issued to Members as of the date hereof, may be limited in accordance with the terms of any agreements or instruments entered into in connection with such issuance, as deemed necessary or desirable in the discretion of the Managing Member.

(f)	If the Company has more than 100 partners within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), assuming for such purpose that each Legacy Owner is treated as a single partner within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), the Managing Member may impose additional limitations and restrictions on Redemptions (including limiting Redemptions or creating priority procedures for Redemptions), to the extent it determines, in Good Faith, such limitations and restrictions to be necessary to avoid undue risk that the Company may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code.

(g)	For U.S. federal income (and applicable state and local) tax purposes, each Redemption and, in the event PubCo (or another member of the PubCo Holdings Group) exercises its Call Right, each transaction pursuant to a Call Right, shall be treated as a sale of the applicable Class EX Units (together with the same number shares of Class C Common Stock) to PubCo (or such other member of the PubCo Holdings Group) in exchange for shares of Class A Common Stock or cash, as applicable; provided, however, if the Redemption is requested by the Escrow Agent, the resulting Redemption or exercise of the Call Right, shall be treated consistent with the disposition of the proceeds resulting therefrom.

(h)	Each Redemption shall be deemed to have been effected on the applicable Redemption Date. Any Person causing Class EX Units to be redeemed in accordance with this Agreement may request that the shares of Class A Common Stock to be issued upon such Redemption be issued in a name other than such Member. Any Person or Persons in whose name or names any shares of Class A Common Stock are issuable on any Redemption Date shall be deemed to have become, on such Redemption Date, the holder or holders of record of such shares.

(i)	Unless a member of the PubCo Holdings Group has elected its Call Right pursuant to Section 4.6(m) with respect to any Redemption, on the relevant Redemption Date and immediately prior to such Redemption, (i) PubCo (or such other member(s) of the PubCo Holdings Group) shall contribute to the Company the consideration the Redeeming Person is entitled to receive under Section 4.6(c) (including in the event the Company exercises its right to deliver the Cash Election Amount pursuant to Section 4.6(d)) and the Company shall issue to PubCo (or such other member(s) of the PubCo Holdings Group) a number of Class X Units or, pursuant to Section 4.1(e), other Equity Securities of the Company as consideration for such contribution, (ii) the Company shall (A) cancel the redeemed Class EX Units and (B) transfer to the Redeeming Person the consideration the Redeeming Person is entitled to receive under Section 4.6(c) (including in the event the Company exercises its right to deliver the Cash Election Amount pursuant to Section 4.6(d)), and (iii) PubCo shall cancel the surrendered shares of Class C Common Stock, if applicable. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Company makes a Cash Election that is funded with proceeds from a primary offering of PubCo Equity Securities, the PubCo Holdings Group shall only be obligated to contribute to the Company an amount in cash equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions (including, for the avoidance of doubt, any deferred discounts or commissions and brokers’ fees or commissions payable in connection with or as a result of such Registered Offering)) (such difference, the “Discount”) from the sale by PubCo of a number of shares of Class A Common Stock equal to the number of Class EX Units to be redeemed with such cash or from the sale of other Equity Securities of PubCo used to fund the Cash Election Amount; provided that PubCo’s Capital Account (or the Capital Account(s) of the other member(s) of the PubCo Holdings Group, as applicable) shall be increased by the amount of such Discount in accordance with Section 7.9; provided further, that the contribution of such net proceeds shall in no event affect the Redeeming Person’s right to receive the Cash Election Amount.

(j)	If (i) there is any reclassification, reorganization, recapitalization or other similar transaction pursuant to which the shares of Class A Common Stock are converted or changed into another security, securities or other property (other than as a result of a subdivision or combination or any transaction subject to Section 4.1(f)), or (ii) except in connection with actions taken with respect to the capitalization of PubCo or the Company pursuant to Section 4.1(h), PubCo, by dividend or otherwise, distributes to all holders of the shares of Class A Common Stock evidences of its indebtedness or assets, including securities (including shares of Class A Common Stock and any rights, options or warrants to all holders of the shares of Class A Common Stock to subscribe for or to purchase or to otherwise acquire Shares of Class A Common Stock, or other securities or rights convertible into, redeemable for or exercisable for Shares of Class A Common Stock) but excluding (A) any cash dividend or distribution or (B) any such distribution of indebtedness or assets received by PubCo, in either case of clauses (A) or (B) received by PubCo from the Company in respect of the Class X Units, then upon any subsequent Redemption, in addition to the shares of Class A Common Stock or the Cash Election Amount, as applicable, each Member shall be entitled to receive the amount of such security, securities or other property that such Member would have received if such Redemption had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction, dividend or other distribution, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Class A Common Stock are converted or changed into another security, securities or other property, or any dividend or distribution (other than an excluded dividend or distribution, as described above in clause (A) or (B)), this Section 4.6 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(k)	PubCo shall at all times keep available, solely for the purpose of issuance upon a Redemption, out of its authorized but unissued shares of Class A Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the Redemption of all outstanding Class EX Units (together with a corresponding number of shares of Class C Common Stock); provided, that nothing contained herein shall be construed to preclude PubCo from satisfying its obligations with respect to a Redemption by delivery of cash pursuant to a Cash Election or shares of Class A Common Stock that are held in the treasury of PubCo. PubCo covenants that all shares of Class A Common Stock that shall be issued upon a Redemption shall, upon issuance thereof, be validly issued, fully paid and non-assessable. In addition, for so long as the shares of Class A Common Stock are listed or admitted to trading on a National Securities Exchange, PubCo shall use its reasonable best efforts to cause all shares of Class A Common Stock issued upon a Redemption to be listed or admitted to trading on such National Securities Exchange at the time of such issuance.

(l)	The issuance of shares of Class A Common Stock upon a Redemption shall be made without charge to the Redeeming Person for any stamp or other similar tax in respect of such issuance, except that if any such shares of Class A Common Stock are to be issued in a name other than that of the Redeeming Person, then the Person or Persons in whose names such shares are to be issued shall pay to PubCo the amount of any tax payable in respect of any Transfer involved in such issuance or establish to the satisfaction of PubCo that such tax has been paid or is not payable. Each of the Company and PubCo shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon a Redemption (and the Redeeming Person agrees to indemnify the Company and PubCo with respect to) such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable Law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in shares of Class A Common Stock. Prior to making such deduction or withholding, the Company shall use commercially reasonable efforts to give written notice to the Redeeming Person and reasonably cooperate with such Redeeming Person to reduce or avoid any such withholding. To the extent such amounts are so deducted or withheld and paid over to the relevant governmental authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Redeeming Person, and, if withholding is taken in shares of Class A Common Stock, the relevant withholding party shall be treated as having sold such shares of Class A Common Stock on behalf of such Redeeming Person for an amount of cash equal to the Fair Market Value thereof at the time of such deemed sale and paid such cash proceeds to the appropriate governmental authority.

(m)	Notwithstanding anything to the contrary in this Section 4.6, a Redeeming Person shall be deemed to have offered to sell its Class EX Units (together with a corresponding number of shares of Class C Common Stock) as described in any Redemption Notice to each member of the PubCo Holdings Group, and PubCo (or such other member(s) of the PubCo Holdings Group designated by PubCo) may, in its sole discretion, in accordance with this Section 4.6(m), elect to purchase directly and acquire such Class EX Units (together with a corresponding number of shares of Class C Common Stock) on the Redemption Date by paying to the Redeeming Person the number of shares of Class A Common Stock that the Redeeming Person would otherwise receive in a Redemption pursuant to Section 4.6(c) or, if PubCo (or such designated member(s) of the PubCo Holdings Group) makes a Cash Election, the Cash Election Amount for such shares of Class A Common Stock (the “Call Right”), whereupon PubCo (or such designated member(s) of the PubCo Holdings Group) shall acquire the Class EX Units (together with a corresponding number of shares of Class C Common Stock) offered for redemption by the Redeeming Person. Such Class EX Units will be recapitalized into an equal number of Class X Units, and such Member of the PubCo Holding Group shall be treated thereafter for all purposes of this Agreement as the owner of such Class X Units.

(n)	In the event that (i) the Members (other than any member of the PubCo Holdings Group) beneficially own, in the aggregate, less than 10% of the then outstanding Units and (ii) the shares of Class A Common Stock are listed or admitted to trading on a National Securities Exchange, then the Managing Member shall have the right, in its sole discretion, to require any Member (other than any member of the PubCo Holdings Group, or a Tiger Entity) that beneficially owns less than 5% of the then-outstanding Units to effect a Redemption of some or all of such Member’s Class EX Units (together with the surrender and delivery of the same number of shares of Class C Common Stock); provided that a Cash Election shall not be permitted pursuant to such a Redemption under this Section 4.6(n). The Managing Member shall deliver written notice to the Company and any such Member of its intention to exercise its Redemption right pursuant to this Section 4.6(n) (a “Minority Member Redemption Notice”) at least five Business Days prior to the proposed date upon which such Redemption is to be effected (such proposed date, the “Minority Member Redemption Date”), indicating in such notice the number of Class EX Units (and corresponding number of shares of Class C Common Stock) held by such Member that Managing Member intends to require to be subject to such Redemption. Any Redemption pursuant to this Section 4.6(n) shall be effective on the Minority Member Redemption Date. From and after the Minority Member Redemption Date, (x) the Class EX Units and shares of Class C Common Stock subject to such Redemption shall be deemed to be transferred to the Managing Member on the Minority Member Redemption Date and (y) such Member shall cease to have any rights with respect to the Class EX Units and shares of Class C Common Stock subject to such Redemption (other than the right to receive shares of Class A Common Stock pursuant to such Redemption). Following delivery of a Minority Member Redemption Notice and on or prior to the Minority Member Redemption Date, the Members shall take all actions reasonably requested by Managing Member to effect such Redemption, including taking any action and delivering any document required pursuant to the remainder of this Section 4.6 to effect a Redemption.

(o)	No Redemption shall impair the right of the Redeeming Person to receive any distributions payable on the Class EX Units redeemed pursuant to such Redemption in respect of a record date that occurs prior to the Redemption Date for such Redemption. For the avoidance of doubt, no Redeeming Person, or a Person designated by a Redeeming Person to receive shares of Class A Common Stock, shall be entitled to receive, with respect to such record date, distributions or dividends both on Class EX Units redeemed by the Company from such Redeeming Person and on shares of Class A Common Stock received by such Redeeming Person, or other Person so designated, if applicable, in such Redemption.

(p)	In connection with a PubCo Approved Change of Control, PubCo shall have the right, in its sole discretion, to require each Member (other than any member of the PubCo Holdings Group) to effect a Redemption of all or a portion of such Member’s Class EX Units (together with the corresponding number of shares of Class C Common Stock) (and including, for the avoidance of doubt, any Class EX Units and corresponding number of shares of Class C Common Stock held in escrow under the Escrow Agreement). Any Redemption pursuant to this Section 4.6(p) shall be effective immediately prior to the consummation of the PubCo Approved Change of Control (and, for the avoidance of doubt, shall not be effective if such PubCo Approved Change of Control is not consummated) (the “Change of Control Exchange Date”). From and after the Change of Control Exchange Date, (i) the Class EX Units and shares of Class C Common Stock subject to such Redemption shall be deemed to be transferred to PubCo on the Change of Control Exchange Date and (ii) such Member shall cease to have any rights with respect to the Class EX Units and shares of Class C Common Stock subject to such Redemption (other than the right to receive shares of Class A Common Stock pursuant to such Redemption). PubCo shall provide written notice of an expected PubCo Approved Change of Control to all Members within the earlier of (x) five (5) Business Days following the execution of the agreement with respect to such PubCo Approved Change of Control and (y) ten (10) Business Days before the proposed date upon which the contemplated PubCo Approved Change of Control is to be effected, indicating in such notice such information as may reasonably describe the PubCo Approved Change of Control transaction, subject to applicable Law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the PubCo Approved Change of Control, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such PubCo Approved Change of Control, and the number of Class EX Units (and the corresponding number of shares of Class C Common Stock) held by such Member that PubCo intends to require to be subject to such Redemption. Following delivery of such notice and on or prior to the Change of Control Exchange Date, the Members shall take all actions reasonably requested by PubCo to effect such Redemption, including taking any action and delivering any document required pursuant to the remainder of this Section 4.6(p) to effect a Redemption. Nothing contained in this Section 4.6(p) shall limit the right of any Member to vote for or participate in any proposed Change of Control of PubCo with respect to such Member’s Class EX Units or exchange all Class EX Units of such Member for shares of Class A Common Stock in connection with such Change of Control, even if such Change of Control was not approved by the board of directors of PubCo.

(q)	In the event that any holder of a Legacy Warrant exercises such Legacy Warrant, the holder thereof shall receive Class EX Units and corresponding shares of Class C Common Stock as set forth in the applicable warrant agreement. Unless such Legacy Warrant holder elects otherwise, on the day immediately following the receipt of such Class EX Units and Class C Common Stock, which shall be deemed to be a Redemption Notice Date in respect of such Class EX Units and Class C Common Stock, the holder thereof shall be deemed to have delivered a Redemption Notice pursuant to Section 4.6(b) to the Company and PubCo with respect all Class EX Units and Class C Common Stock received by the holder upon exercise of such Warrant and the provisions of this Section 4.6 shall apply.

ARTICLE V

ALLOCATIONS OF PROFITS AND LOSSES

Section 5.1      Profits and Losses. After giving effect to the allocations under Section 5.2 and subject to Section 5.4, Profits and Losses (and, to the extent determined by the Managing Member to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Profits and Losses) for each Fiscal Year or other taxable period shall be allocated among the Members during such Fiscal Year or other taxable period in a manner such that, after giving effect to the special allocations set forth in Section 5.2 and all distributions through the end of such Fiscal Year or other taxable period, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the amount such Member would receive pursuant to Section 11.3(b) if all assets of the Company on hand at the end of such Fiscal Year or other taxable period were sold for cash equal to their Gross Asset Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and all remaining or resulting cash was distributed, in accordance with Section 11.3(b), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Member is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.

Section 5.2      Special Allocations.

(a)	Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Members on a pro rata basis, in accordance with the number of Units owned by each Member as of the last day of such Fiscal Year or other taxable period. The amount of Nonrecourse Deductions for a Fiscal Year or other taxable period shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year or other taxable period over the aggregate amount of any distributions during that Fiscal Year or other taxable period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(d).

(b)	Any Member Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 5.2(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(c)	Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Company Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2(c)), each Member shall be specially allocated items of Company income and gain for such Fiscal Year or other taxable period in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such year (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). This section is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(d)	Notwithstanding any other provision of this Agreement except Section 5.2(c), if there is a net decrease in Member Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Member Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2(d)), each Member shall be specially allocated items of Company income and gain for such year in an amount equal to such Member’s share of the net decrease in Member Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). This section is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(e)	Notwithstanding any provision hereof to the contrary except Section 5.2(a) and Section 5.2(b), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such Fiscal Year or other taxable period. All Losses and other items of loss and expense in excess of the limitation set forth in this Section 5.2(e) shall be allocated to the Members who do not have an Adjusted Capital Account Deficit in proportion to their relative positive Capital Accounts (as adjusted pursuant to clauses (a) and (b) of the definition of “Adjusted Capital Account Deficit”) but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have an Adjusted Capital Account Deficit.

(f)	Notwithstanding any provision hereof to the contrary except Section 5.2(c) and Section 5.2(d), in the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Fiscal Year or other taxable period) shall be specially allocated to such Member in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit of that Member as quickly as possible; provided that an allocation pursuant to this Section 5.2(f) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.2(f) were not in this Agreement. This Section 5.2(f) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(g)	If any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year or other taxable period, that Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.2(g) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article V have been made as if Section 5.2(f) and this Section 5.2(g) were not in this Agreement.

(h)	To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) (including any such adjustments pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to any Member in complete liquidation of such Member’s Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such section applies or to the Member to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(i)	The allocations set forth in Sections 5.2(a) through 5.2(h) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 5.2(i) is intended to minimize to the extent possible and to the extent necessary any economic distortions that may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

(j)	Items of income, gain, loss, deduction or credit resulting from a Covered Audit Adjustment shall be allocated to the Members in accordance with the applicable provisions of the Partnership Tax Audit Rules.

Section 5.3      Allocations for Tax Purposes in General.

(a)	Except as otherwise provided in this Section 5.3, each item of income, gain, loss, deduction, and credit of the Company for U.S. federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Sections 5.1 and 5.2.

(b)	In accordance with Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Gross Asset Values), items of income, gain, loss and deduction with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members to account for any such difference using the “remedial method,” under Treasury Regulations Section 1.704-3(d) or such other method or methods as determined by the Managing Member to be appropriate and in accordance with the applicable Treasury Regulations.

(c)	Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions, and (ii) recapture of grants or credits shall be allocated to the Members in accordance with applicable law.

(d)	Tax credits of the Company shall be allocated among the Members as provided in Treasury Regulation Sections 1.704-1(b)(4)(ii) and 1.704-1(b)(4)(viii).

(e)	Allocations pursuant to this Section 5.3 are solely for purposes of U.S. federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, or other items pursuant to any provision of this Agreement.

(f)	If, as a result of an exercise of a non-compensatory option to acquire an interest in the Company (including any Warrant), a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

Section 5.4      Other Allocation Rules.

(a)	The Members are aware of the income tax consequences of the allocations made by this Article V and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article V in reporting their share of Company income and loss for income tax purposes.

(b)	The provisions regarding the establishment and maintenance for each Member of a Capital Account as provided by Section 4.4 and the allocations set forth in Sections 5.1, 5.2 and 5.3 are intended to comply with the Treasury Regulations and to reflect the intended economic entitlement of the Members. If the Managing Member determines, in its sole discretion, that the application of the provisions in Sections 4.4, 5.1, 5.2 or 5.3 would result in non-compliance with the Treasury Regulations or would be inconsistent with the intended economic entitlement of the Members, the Managing Member is authorized to make any appropriate adjustments to such provisions.

(c)	All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the Transferor and the Transferee in accordance with a method determined by the Managing Member and permissible under Code Section 706 and the Treasury Regulations thereunder.

(d)	The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Members on a pro rata basis, in accordance with the number of Units owned by each Member.

ARTICLE VI

DISTRIBUTIONS

Section 6.1      Distributions.

(a)	Distributions. To the extent permitted by applicable Law and hereunder, and except as otherwise provided in Section 11.3, distributions to Members may be declared by the Managing Member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the Managing Member shall determine using such record date as the Managing Member may designate; any such distribution shall be made to the Members as of the close of business on such record date on a pro rata basis (except that, for the avoidance of doubt, repurchases or redemptions made in accordance with Section 4.1(e)(vi), Section 4.6 or payments made in accordance with Sections 7.4 or 7.9 need not be on a pro rata basis), in accordance with the number of Units owned by each Member as of the close of business on such record date; provided, however, that the Managing Member shall have the obligation to make distributions as set forth in Sections 6.2 and 11.3(b)(iii); and provided, further, that, notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent or violate the Act. For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due. Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 6.1, the Managing Member shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.

(b)	Successors. For purposes of determining the amount of distributions, each Member shall be treated as having made the Capital Contributions and as having received the distributions made to or received by its predecessors in respect of any of such Member’s Units.

(c)	Distributions In-Kind. Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Managing Member. In the event of any distribution of (i) property in kind or (ii) both cash and property in kind, each Member shall be distributed its proportionate share of any such cash so distributed and its proportionate share of any such property so distributed in kind (based on the Fair Market Value of such property). To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 6.1(a) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Member’s Capital Accounts in accordance with Sections 5.1 and 5.2.

Section 6.2      Tax-Related Distributions. The Company shall, subject to any restrictions contained in any agreement to which the Company is bound, make distributions out of legally available funds to all Members on a pro rata basis in accordance with Section 6.1:

(a)	at such times and in such amounts as the Managing Member reasonably determines is necessary to cause a distribution to the PubCo Holdings Group, in the aggregate, sufficient to timely satisfy any PubCo Tax-Related Liabilities, to the extent that such distribution does not result in a PubCo Tax Distribution Limitation; and

(b)	on each Tax Distribution Date, in an amount not to exceed Available Cash, to the extent required to cause each Member who on such Tax Distribution Date holds (together with its Affiliates) at least 1% of the then-outstanding Units to receive a distribution at least equal to such Member’s Tax Amount (not to be less than zero) with respect to such Tax Distribution Date (each, an “Additional Tax Distribution”); provided, that if the amount of the Additional Tax Distributions actually made with respect to a quarter or a Taxable Year is greater than or less than the Additional Tax Distributions that would have been made under this Section 6.2(b) for such period based on subsequent tax information and assuming no limitations based on prohibitions under applicable Law or Available Cash, then, on subsequent Tax Distribution Dates, starting with the next Tax Distribution Date, the Managing Member shall, subject to Available Cash, cause the Company to adjust the next Additional Tax Distribution and subsequent Additional Tax Distributions downward (but not below zero) or upward (but in any event pro rata in proportion to the Members’ respective number of Units) to reflect such excess or shortfall.

Section 6.3         Distribution Upon Withdrawal. No withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Interest as a result of withdrawal from the Company prior to the liquidation of the Company, except as specifically provided in this Agreement.

Section 6.4         Issuance of Additional Equity Securities. This Article VI shall be subject to and, to the extent necessary, amended to reflect the issuance by the Company of any additional Equity Securities.

ARTICLE VII

MANAGEMENT

Section 7.1         The Managing Member; Fiduciary Duties.

(a)	Holdings shall be the sole Managing Member of the Company. Except as otherwise required by Law, (i) the Managing Member shall have full and complete charge of all affairs of the Company, (ii) the management and control of the Company’s business activities and operations shall rest exclusively with the Managing Member, and the Managing Member shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) in its sole discretion without the consent of any other Member and (iii) the Members other than the Managing Member (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.

(b)	In connection with the performance of its duties as the Managing Member of the Company, except as otherwise set forth herein, the Managing Member acknowledges that it will owe to the Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation. The Members acknowledge that the Managing Member will take action through its board of directors, and that the members of the Managing Member’s board of directors will owe comparable fiduciary duties to the owner of the Managing Member.

Section 7.2      Officers.

(a)	The Managing Member may appoint, employ or otherwise contract with any Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Managing Member may delegate to any such Persons such authority to act on behalf of the Company as the Managing Member may from time to time deem appropriate.

(b)	Except as otherwise set forth herein, the Company’s Chief Executive Officer will be responsible for the general and active management of the business of the Company and its Subsidiaries and will see that all orders of the Managing Member are carried into effect. The Chief Executive Officer will report to the Managing Member and have the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation organized under the DGCL, subject to the terms of this Agreement, and will have such other powers and duties as may be prescribed by the Managing Member or this Agreement. The Chief Executive Officer will have the power to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company (if the Company has a seal), except where required or permitted by Law to be otherwise signed and executed, and except where the signing and execution thereof will be expressly delegated by the Managing Member to some other Officer or agent of the Company.

(c)	Except as set forth herein, the Managing Member may appoint Officers at any time, and the Officers may include the Chief Executive Officer, a president, one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a general counsel, a treasurer, one or more assistant treasurers, a chief operating officer, an executive chairman, and any other officers that the Managing Member deems appropriate. Except as set forth herein, the Officers will serve at the pleasure of the Managing Member, subject to all rights, if any, of such Officer under any contract of employment. Any individual may hold any number of offices, and an Officer may, but need not, be a Member of the Company. The Officers will exercise such powers and perform such duties as specified in this Agreement or as determined from time to time by the Managing Member.

(d)	Subject to this Agreement and to the rights, if any, of an Officer under a contract of employment, any Officer may be removed, either with or without cause, by the Managing Member. Any Officer may resign at any time by giving written notice to the Managing Member. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the Officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.

(e)	The Officers, in the performance of their duties as such, shall owe to the Company and the Members duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its shareholders under the DGCL.

Section 7.3      Warranted Reliance by Officers on Others. In exercising their authority and performing their duties under this Agreement, the Officers shall be entitled to rely on information, opinions, reports or statements of the following Persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

(a)	one or more employees or other agents of the Company or subordinates whom the Officer reasonably believes to be reliable and competent in the matters presented; and

(b)	any attorney, public accountant, financial advisor or other Person as to matters which the Officer reasonably believes to be within such Person’s professional or expert competence.

Section 7.4      Indemnification. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable Law as it presently exists or may hereafter be amended (provided, that no such amendment shall limit a Covered Person’s (as defined below) rights to indemnification hereunder with respect to any actions or events occurring prior to such amendment except to the extent required by a non-waivable and non-modifiable provision of applicable Law), any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Manager (as defined in the Existing LLC Agreement) entitled to indemnification under the Existing LLC Agreement, a Member, an Officer, an Observer, the Managing Member, or the Company Representative (or Designated Individual) of the Company or any Subsidiary, or any Person that is or was serving at the request of the Company as a member, director, officer, trustee, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a member, director, officer, trustee, employee or agent, or in any other capacity while serving as a member, director, officer, trustee, employee or agent, against all expenses, Liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such Proceeding, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgements and agreements set forth in this Agreement, such Covered Person engaged in fraud, gross negligence or willful misconduct. The Company shall, to the fullest extent not prohibited by applicable Law as it presently exists or may hereafter be amended (provided, that no such amendment shall limit a Covered Person’s rights to indemnification hereunder with respect to any actions or events occurring prior to such amendment except to the extent required by a non-waivable and non-modifiable provision of applicable Law), pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal that the Covered Person is not entitled to be indemnified under this Section 7.4 or otherwise. The rights to indemnification and advancement of expenses under this Section 7.4 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a member, director, officer, trustee, employee or agent and shall inure to the benefit of his heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 7.4, except for Proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify and advance expenses to a Covered Person in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Managing Member. No amendment, modification or deletion of this Section 7.4 will apply or have any effect on the right of any Covered Person to indemnification for, or with respect to, any acts or omissions of such Covered Person occurring prior to such amendment, modification or deletion.

Section 7.5      Maintenance of Insurance or Other Financial Arrangements. To the extent permitted by applicable Law, the Company (with the approval of the Managing Member) may purchase and maintain insurance or make other financial arrangements on behalf of any or all Covered Persons, for any Liability asserted against such Covered Person and Liability and expenses incurred by such Covered Person in such Covered Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such Liability and expenses.

Section 7.6      Resignation or Termination of Managing Member. Holdings shall not, by any means, resign as, cease to be or be replaced as Managing Member except in compliance with this Section 7.6. No termination or replacement of Holdings as Managing Member shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of Holdings, its successor (if applicable) and any new Managing Member and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than Holdings (or its successor, as applicable) as Managing Member shall be effective unless Holdings (or its successor, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against Holdings (or its successor, as applicable) and the new Managing Member (as applicable), to cause (a) Holdings to comply with all Holdings’ obligations under this Agreement (including its obligations under Section 4.6) other than those that must necessarily be taken in its capacity as Managing Member and (b) the new Managing Member to comply with all the Managing Member’s obligations under this Agreement.

Section 7.7      No Inconsistent Obligations. The Managing Member represents that it does not have any contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations (whether or not in its capacity as Managing Member) under this Agreement and covenants that, except as permitted by Section 7.1, it will not enter into any contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.

Section 7.8      Reclassification Events of PubCo. If a Reclassification Event occurs, the Managing Member or its successor, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 12.1, and enter into any necessary supplementary or additional agreements, to ensure that following the effective date of the Reclassification Event: (i) the redemption rights of holders of Class EX Units set forth in Section 4.6 provide that each Class EX Unit (together with the surrender and delivery of one share of Class C Common Stock) is redeemable for the same amount and same type of property, securities or cash (or combination thereof) for which one share of Class A Common Stock becomes exchangeable for or converted into as a result of the Reclassification Event and (ii) PubCo or the successor to PubCo, as applicable, is obligated to deliver such property, securities or cash upon such redemption. PubCo shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of PubCo (in whatever capacity) under this Agreement.

Section 7.9      Certain Costs and Expenses. The Company shall (a) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company and its Subsidiaries (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company and its Subsidiaries) incurred in pursuing and conducting, or otherwise related to, the activities of the Company and (b) in the Good Faith discretion of the Managing Member, reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member and any Pre-Closing Taxes. To the extent that the Managing Member determines in its Good Faith discretion that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of the Managing Member or any other member of the PubCo Holdings Group), the Managing Member may cause the Company to pay or bear all expenses of the PubCo Holdings Group, including, without limitation, costs of securities offerings not borne directly by Members, board of directors compensation and meeting costs, costs of periodic reports to stockholders of PubCo, litigation costs and damages arising from litigation, accounting and legal costs; provided that the Company shall not pay or bear any income tax obligations of any member of the PubCo Holdings Group (other than any Pre-Closing Taxes) or any obligations of any member of the PubCo Holdings Group pursuant to the TRA or any Post-BCA TRA (but the Company shall be entitled to make distributions in respect of these obligations pursuant to Article VI). In the event that (i) shares of Class A Common Stock or other Equity Securities of PubCo were sold to underwriters in any public offering after the Effective Time, in each case, at a price per share that is lower than the price per share for which such shares of Class A Common Stock or other Equity Securities of PubCo are sold to the public in such public offering after taking into account any Discounts and (ii) the proceeds from such public offering are used to fund the Cash Election Amount for any redeemed Class EX Units or otherwise contributed to the Company, then the Company shall reimburse the applicable member of the PubCo Holdings Group for such Discount by treating such Discount as an additional Capital Contribution made by such member of the PubCo Holdings Group to the Company, issuing Class X Units in respect of such deemed Capital Contribution in accordance with Section 4.6(i) (but, for the avoidance of doubt, without duplication of the Units issued pursuant to the Business Combination Agreement), and increasing the Capital Account of such member of the PubCo Holdings Group by the amount of such Discount. For the avoidance of doubt, any payments made to or on behalf of any member of the PubCo Holdings Group pursuant to this Section 7.9 shall not be treated as a distribution pursuant to Section 6.1(a) but shall instead be treated as an expense of the Company.

Section 7.10      Exculpation. No Covered Person shall be personally liable for the return of any portion of the Capital Contributions (or any return thereon) of any Member. The return of such Capital Contributions (or any return thereon), if any, shall be made solely from the Company’s assets. No Covered Person shall be required to pay to the Company or to any Member any deficit in the Capital Account of any Member upon dissolution of the Company or otherwise. No Member shall have the right to demand or receive property other than cash except as provided herein for its Units in the Company. No Covered Person shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any loss incurred as a result of any act or failure to act by such Covered Person on behalf of the Company unless such loss is finally determined by a court of competent jurisdiction to have resulted solely from such Covered Person’s fraud, willful misconduct or gross negligence.

ARTICLE VIII

ROLE OF MEMBERS

Section 8.1      Rights or Powers.

(a)	Other than the Managing Member, the Members, acting in their capacity as Members, shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be an employee of the Company or be retained as an agent of the Company. The existence of these relationships and acting in such capacities will not result in the Member (other than the Managing Member) being deemed to be participating in the control of the business of the Company or otherwise affect the limited liability of the Member. Except as specifically provided herein, a Member (other than the Managing Member) shall not, in its capacity as a Member, take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

(b)	The Company shall promptly (but in any event within three Business Days) notify the Members in writing if, to the Company’s knowledge, for any reason, it would be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), but for the exceptions provided in Section 3(c)(1) or 3(c)(7) thereunder.

Section 8.2      Voting.

(a)	Meetings of the Members (i) holding the outstanding Units of all classes may be called upon the written request of Members holding at least 50% of the outstanding Units, (ii) holding the outstanding Class EX Units may be called upon the written request of Members holding at least 50% of the outstanding Class EX Units or (iii) holding the outstanding Class X Units may be called upon the written request of Members holding at least 50% of the outstanding Class X Units. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to the Members of the applicable class(es) of Units not less than two Business Days and not more than 30 days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 8.2. Except as otherwise expressly provided in this Agreement, the affirmative vote of the Members holding a majority of the issued and outstanding Units shall constitute the act of the Members, except for matters for which a vote of the holders of the Class EX Units voting separately as a class is required in accordance with Section 4.2, in which case the affirmative vote of the Members holding a majority of the issued and outstanding Class EX Units shall constitute the act of the holders of Class EX Units.

(b)	Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise expressly provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

(c)	Each meeting of Members shall be conducted by an Officer designated by the Managing Member or such other individual Person as the Managing Member deems appropriate.

(d)	Any action required or permitted to be taken by the Members or the holders of Class EX Units may be taken without a meeting if the requisite Members or holders of Class EX Units, as applicable, whose approval is necessary consent thereto in writing.

Section 8.3      Various Capacities. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities, including as a Member and as the Company Representative.

Section 8.4      Investment Opportunities. To the fullest extent permitted by applicable law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Member (other than Members who are officers or employees of the Company, PubCo or any of their respective Subsidiaries), any of their respective Affiliates (other than the Company, the Managing Member or any of their respective Subsidiaries), or any of their respective officers, directors, agents, shareholders, members, managers and partners (each, a “Business Opportunities Exempt Party”). The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any Business Opportunities Exempt Party. No Business Opportunities Exempt Party who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company or any of its subsidiaries shall have any duty to communicate or offer such opportunity to the Company. No amendment or repeal of this Section 8.4 shall apply to or have any effect on the liability or alleged liability of any Business Opportunities Exempt Party for or with respect to any opportunities of which any such Business Opportunities Exempt Party becomes aware prior to such amendment or repeal. Any Person purchasing or otherwise acquiring any interest in any Units shall be deemed to have notice of and consented to the provisions of this Section 8.4. Neither the alteration, amendment or repeal of this Section 8.4, nor the adoption of any provision of this Agreement inconsistent with this Section 8.4, shall eliminate or reduce the effect of this Section 8.4 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 8.4, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

ARTICLE IX

TRANSFERS OF INTERESTS

Section 9.1      Restrictions on Transfer.

(a)	Except as provided in Section 4.6 and Section 9.1(c), no Member shall Transfer all or any portion of its Interest without the Managing Member’s prior written consent, which consent shall be granted or withheld in the Managing Member’s sole discretion. If, notwithstanding the provisions of this Section 9.1(a), all or any portion of a Member’s Interests are Transferred in violation of this Section 9.1(a), involuntarily, by operation of law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the Transferee of such Interest (or portion thereof) shall not be admitted to the Company as a Member or be entitled to any rights as a Member hereunder, and the Transferor will continue to be bound by all obligations hereunder, unless and until the Managing Member consents in writing to such admission, which consent shall be granted or withheld in the Managing Member’s sole discretion. Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 9.1(a) shall be null and void ab initio and of no force or effect whatsoever. For the avoidance of doubt, the restrictions on Transfer contained in this Article IX shall not apply to the Transfer of any capital stock of PubCo; provided that no shares of Class C Common Stock may be Transferred unless a corresponding number of Class EX Units are Transferred therewith in accordance with this Agreement.

(b)	In addition to any other restrictions on Transfer herein contained, including the provisions of this Article IX, in no event may any Transfer or assignment of Interests by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Interests; (ii) if such Transfer (A) would be considered to be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Treasury Regulations Section 1.7704-1, (B) would result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), or (C) would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or a successor provision or to be classified as a corporation pursuant to the Code or successor of the Code; (iii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (iv) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulations or otherwise cause the Company to be subject to regulation under ERISA; (v) if such Transfer requires the registration of such Interests or any Equity Securities issued upon any exchange of such Interests, pursuant to any applicable U.S. federal or state securities Laws; or (vi) if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940, each as amended (or any succeeding law). Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 9.1(b) shall be null and void ab initio and of no force or effect whatsoever.

(c)	Notwithstanding the provisions in Section 9.1(a), but subject to the other provisions in this Article IX, a Member may Transfer all or a portion of its Units to a Permitted Transferee without the consent of any other Member or Person, but only if immediately after the proposed Transfer by such Member, taking into consideration the anti-abuse rule set forth in Treasury Regulations Section 1.7704-1(h)(3), and as determined in the reasonable discretion of the Managing Member:

(i)	in the case of a proposed Transfer by a Tiger Entity, all Tiger Entities, in the aggregate, would not represent more than 10 “partners” for purposes of calculating the number of “partners” in the Company under Treasury Regulations Section 1.7704-1(h)(1)(ii); or

(ii)	in the case of a proposed Transfer by a Member other than a Tiger Entity and any member of the PubCo Holdings Group, such Member and its Transferees (for the avoidance of doubt, other than any member of the PubCo Holdings Group), in the aggregate, would not represent more than one “partner” for purposes of calculating the number of “partners” in the Company under Treasury Regulations Section 1.7704-1(h)(1)(ii).

Section 9.2      Notice of Transfer.

(a)	Other than in connection with Transfers made pursuant to Section 4.6, each Member shall, after complying with the provisions of this Agreement, but in any event no later than three Business Days following any Transfer of Interests, give written notice to the Company of such Transfer. Each such notice shall describe the manner and circumstances of the Transfer.

(b)	A Member making a Transfer (including a deemed Transfer for U.S. federal income tax purposes as described in Section 4.6(g)) permitted by this Agreement shall, unless otherwise determined by the Managing Member, (i) have delivered to the Company an affidavit of non-foreign status with respect to such Transferor that satisfies the requirements of Section 1446(f)(2) of the Code or other documentation establishing a valid exemption from withholding pursuant to Section 1446(f) of the Code or (ii) contemporaneously with the Transfer, properly withhold and remit to the Internal Revenue Service the amount of tax required to be withheld upon the Transfer by Section 1446(f) of the Code (and provide evidence to the Company of such withholding and remittance promptly thereafter).

Section 9.3      Transferee Members. A Transferee of Interests pursuant to this Article IX shall have the right to become a Member only if (a) the requirements of this Article IX are met, (b) such Transferee executes an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement and assuming all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement, (c) such Transferee represents that the Transfer was made in accordance with all applicable securities Laws, (d) the Transferor or Transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of a Member’s Interest, regardless of whether consummated, and (e) if such Transferee or his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Member’s Interest. Unless agreed to in writing by the Managing Member, the admission of a Member shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Member or to the Company under this Agreement or any other Contract between the Managing Member, the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Written notice of the admission of a Member shall be sent promptly by the Company to each remaining Member.

Section 9.4      Legend. Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND THE OFFER AND SALE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF SUNLIGHT FINANCIAL LLC (THE ISSUER OF THESE SECURITIES) AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”

ARTICLE X

ACCOUNTING; CERTAIN TAX MATTERS

Section 10.1      Books of Account. The Company shall, and shall cause each Subsidiary to, maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.

Section 10.2      Tax Elections.

(a)	The Company and any eligible Subsidiary shall make an election (or continue a previously made election) pursuant to Section 754 of the Code for the Taxable Year of the Company that includes the date hereof and shall not thereafter revoke such election. In addition, the Company shall make the following elections on the appropriate forms or tax returns, if permitted under the Code or applicable law:

(i)	to adopt a Taxable Year allowable under law;

(ii)	to adopt the accrual method of accounting for U.S. federal income tax purposes;

(iii)	to elect to amortize the organizational expenses of the Company as permitted by Section 709(b) of the Code;

(iv)	except where the Managing Member elects to apply Section 10.5(c), to elect out of the application of the partnership-level audit and adjustment rules of the Partnership Tax Audit Rules by making an election under Section 6226(a) of the Code, commonly known as the “push out” election, or any analogous election under state or local tax law, if applicable; and

(v)	except as otherwise provided herein, any other election the Managing Member may in Good Faith deem appropriate and in the best interests of the Company.

(b)	Upon request of the Managing Member, each Member shall cooperate in Good Faith with the Company in connection with the Company’s efforts to make any election pursuant to this Section 10.2.

Section 10.3     Tax Returns; Information. The Managing Member shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. The Managing Member shall furnish to each Member a copy of each approved return and statement, together with any schedules (including Schedule K-1) or other information that a Member may require in connection with such Member’s own tax affairs as soon as practicable (but in no event more than 75 days after the end of each Fiscal Year). In addition, not later than 60 days following the end of each Taxable Year, the Managing Member shall provide to each member an estimated schedule K-1 for such Taxable Year. The Members agree to furnish to the Company (i) all reasonably requested certificates or statements relating to the tax matters of the Company (including without limitation an affidavit of non-foreign status pursuant to Section 1446(f)(2) of the Code), and (ii) all pertinent information in its possession relating to the Company’s operations that is reasonably necessary to enable the Company’s tax returns to be prepared and timely filed.

Section 10.4     Company Representative. The Managing Member is specially authorized and appointed to act as the Company Representative and in any similar capacity under state or local Law for all Taxable Years of the Company. For each Taxable Year of the Company beginning on or after January 1, 2018, the Managing Member shall appoint an individual selected by and subject to the control of the Managing Member for such Taxable Year as the Designated Individual and the Managing Member shall revoke such appointment for any Taxable Year for which the Designated Individual is no longer subject to the control of the Managing Member. The Company and the Members (including any Member designated as the Company Representative prior to the date hereof) shall cooperate fully with each other and shall use reasonable best efforts to cause the Managing Member (or any other Person subsequently designated) to become the Company Representative with respect to any taxable period of the Company with respect to which the statute of limitations has not yet expired, including (as applicable) by filing certifications pursuant to Treasury Regulations Section 301.6231(a)(7)-1(d). In acting as Company Representative, the Managing Member shall act, to the maximum extent possible, to cause income, gain, loss, deduction, and credit of the Company and adjustments thereto, to be allocated or borne by the Members in the same manner as such items or adjustments would have been borne if the Company could have effectively made an election under Section 6221(b) of the Code (commonly known as the “election out”) or similar state or local provision with respect to the taxable period at issue. The Company Representative may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as Company Representative.

Section 10.5     Withholding Tax Payments and Obligations.

(a)	Withholding Tax Payments. Each of the Company and its Subsidiaries may withhold from distributions, allocations or portions thereof if it is required to do so by any applicable Law, and each Member hereby authorizes the Company and its Subsidiaries to withhold or pay on behalf of or with respect to such Member, any amount of U.S. federal, state or local or non-U.S. taxes that the Managing Member determines, in Good Faith, that the Company or any of its Subsidiaries is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement.

(b)	Other Tax Payments. To the extent that any tax is paid by (or withheld from amounts payable to) the Company or any of its Subsidiaries and the Managing Member determines, in Good Faith, that such tax (including any Company Level Tax) relates to one or more specific Members, such tax shall be treated as an amount of tax withheld or paid with respect to such Member pursuant to this Section 10.5. Any determinations made by the Managing Member pursuant to this Section 10.5 shall be binding on the Members.

(c)	Tax Contribution and Indemnity Obligation. Any amounts withheld or paid with respect to a Member pursuant to Section 10.5(a) or (b) shall be offset against any distributions to which such Member is entitled concurrently with such withholding or payment (a “Tax Offset”); provided that the amount of any distribution subject to a Tax Offset shall be treated as having been distributed to such Member pursuant to Section 6.1 or Section 11.3(b)(iii) at the time such Tax Offset is made. To the extent that (i) there is a payment of Company Level Taxes relating to a Member or (ii) the amount of such Tax Offset exceeds the distributions to which such Member is entitled during the same Fiscal Year as such withholding or payment (“Excess Tax Amount”), the amount of such (i) Company Level Taxes or (ii) Excess Tax Amount, as applicable, shall, upon notification to such Member by the Managing Member, give rise to an obligation of such Member to make a capital contribution to the Company (a “Tax Contribution Obligation”), which Tax Contribution Obligation shall be immediately due and payable. In the event a Member defaults with respect to its obligation under the prior sentence, the Company shall be entitled to offset the amount of a Member’s Tax Contribution Obligation against distributions to which such Member would otherwise be subsequently entitled until the full amount of such Tax Contribution Obligation has been contributed to the Company or has been recovered through offset against distributions, and any such offset shall not reduce such Member’s Capital Account. Any contribution by a Member with respect to a Tax Contribution Obligation shall increase such Member’s Capital Account but shall not reduce the amount (if any) that a Member is otherwise obligated to contribute to the Company. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Units to secure such Member’s obligation to pay the Company any amounts required to be paid pursuant to this Section 10.5. Each Member shall take such actions as the Company may reasonably request in order to perfect or enforce the security interest created hereunder. Each Member hereby agrees to indemnify and hold harmless the Company, the other Members, the Company Representative and the Managing Member from and against any liability (including any liability for Company Level Taxes) with respect to income attributable to or distributions or other payments to such Member.

(d)	Continued Obligations of Former Members. Any Person who ceases to be a Member shall be deemed to be a Member solely for purposes of this Section 10.5, and the obligations of a Member pursuant to this Section 10.5 shall survive until 30 days after the closing of the applicable statute of limitations on assessment with respect to the taxes withheld or paid by the Company or a Subsidiary that relate to the period during which such Person was actually a Member; provided, however, that if the Managing Member determines in its sole discretion that seeking indemnification for Company Level Taxes from a former Member is not practicable, or that seeking such indemnification has failed, then, in either case, the Managing Member may (A) recover any liability for Company Level Taxes from the substituted Member that acquired directly or indirectly the applicable interest in the Company from such former Member or (B) treat such liability for Company Level Taxes as a Company expense.

(e)	Managing Member Discretion Regarding Recovery of Taxes. Notwithstanding the foregoing, the Managing Member may choose not to recover an amount of Company Level Taxes or other taxes withheld or paid with respect to a Member under this Section 10.5 to the extent that there are no distributions to which such Member is entitled that may be offset by such amounts, if the Managing Member determines, in its reasonable discretion, that such a decision would be in the best interests of the Members (e.g., where the cost of recovering the amount of taxes withheld or paid with respect to such Member is not justified in light of the amount that may be recovered from such Member).

ARTICLE XI

DISSOLUTION AND TERMINATION

Section 11.1     Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (each, a “Liquidating Event”):

(a)	The sale of all or substantially all of the assets of the Company; and

(b)	The determination of (i) the Managing Member and (ii) if at such time the Members (other than any member of the PubCo Holdings Group) beneficially own, in the aggregate, more than 2.5% of the outstanding Units, the holders of at least 66 ⅔% of the issued and outstanding Class EX Units, voting as a separate class, and, for so long as a Tiger Entity holds an interest herein, such Tiger Entity, to dissolve, wind up and liquidate the Company; provided that no such Liquidating Event shall be consummated until at least five Business Days after written notice is provided to the Members that such determination has been made in accordance with the foregoing, and, for the avoidance of doubt, any Member, including any Member not consenting to such determination, shall have the right to file a Redemption Notice prior to the consummation of such Liquidating Event.

The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that no Member shall seek a dissolution of the Company, under Section 18-802 of the Act or otherwise, other than based on the matters set forth in clauses (a) and (b) above. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Members hereby agree to continue the business of the Company without a winding up or liquidation. In the event of a dissolution pursuant to Section 11.1(b), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 11.3 in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with applicable laws and regulations.

Section 11.2     Bankruptcy. For purposes of this Agreement, the “bankruptcy” of a Member shall mean the occurrence of any of the following: (a) any Governmental Entity shall take possession of any substantial part of the property of that Member or shall assume control over the affairs or operations thereof, or a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of 90 consecutive days; or (b) a Member shall admit in writing of its inability to pay its debts when due, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property; or shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation or similar proceeding under the Laws of any jurisdiction; or (c) a receiver, trustee or similar officer shall be appointed for such Member or with respect to all or any substantial part of its property without the application or consent of that Member, and such appointment shall continue undischarged or unstayed for a period of 90 consecutive days or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against that Member and shall remain undismissed for a period of 90 consecutive days.

Section 11.3     Procedure.

(a)	In the event of the dissolution of the Company for any reason, the Members shall commence to wind up the affairs of the Company and to liquidate the Company’s investments; provided that if a Member is in bankruptcy or dissolved, another Member, who shall be the Managing Member (“Winding-Up Member”) shall commence to wind up the affairs of the Company and, subject to Section 11.4(a), such Winding-Up Member shall have full right and unlimited discretion to determine in Good Faith the time, manner and terms of any sale or sales of the Property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share profits, losses and distributions during the period of liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Managing Member or the Winding-Up Member, as applicable, to preserve the value of the Company’s assets during the period of dissolution and liquidation.

(b)	Following the payment of all expenses of liquidation and the allocation of all Profits and Losses as provided in Article V, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:

(i)	First, to the payment and discharge of all of the Company’s debts and Liabilities to creditors (whether third parties or Members), in the order of priority as provided by Law, except any obligations to the Members in respect of their Capital Accounts;

(ii)	Second, to set up such cash reserves as the Managing Member reasonably deems necessary for contingent or unforeseen Liabilities or future payments described in Section 11.3(b)(i) (which reserves when they become unnecessary shall be distributed in accordance with the provisions of clause (iii) below); and

(iii)	Third, the balance to the Members, pro rata in accordance with the number of Units owned by each Member.

(c)	No Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

(d)	Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Managing Member or the Winding-Up Member, as the case may be, shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company.

Section 11.4     Rights of Members.

(a)	Each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

(b)	Except as otherwise provided in this Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

Section 11.5     Notices of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of Section 11.1, result in a dissolution of the Company, the Company shall, within 30 days thereafter, (a) provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member), and (b) comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable Law.

Section 11.6     Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.

Section 11.7     No Deficit Restoration. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.

ARTICLE XII

GENERAL

Section 12.1     Amendments; Waivers.

(a)	The terms and provisions of this Agreement may be waived, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) with the approval of (y) the Managing Member and (z) if at such time the Members (other than the PubCo Holdings Group) beneficially own, in the aggregate, more than 2.5% of the outstanding Units, the holders of at least 66 ⅔% of the issued and outstanding Class EX Units, voting as a separate class; provided that no waiver, modification or amendment shall be effective until at least five Business Days after written notice is provided to the Members that the requisite consent has been obtained for such waiver, modification or amendment, and, for the avoidance of doubt, any Member, including any Member not providing written consent, shall have the right to file a Redemption Notice prior to the effectiveness of such waiver, modification or amendment; provided, further, that no amendment to this Agreement may:

(i)	modify the limited liability of any Member, or increase the liabilities or obligations of any Member, in each case, without the consent of each such affected Member;

(ii)	materially alter or change any rights, preferences or privileges of any Interests in a manner that is different or prejudicial (or would have a different or prejudicial effect) relative to any other Interests, without the approval of a majority in interest of the Members holding the Interests affected in such a different or prejudicial manner;

(iii)	materially alter or change any rights, preferences or privileges of a Tiger Entity in its capacity as a holder of Interests or otherwise under this Agreement in a manner that is different or prejudicial (or that would have a different or prejudicial effect) relative to one another or other holder of Interests (including PubCo or a member of the PubCo Holdings Group), without the approval of the party affected in a different or prejudicial manner;

(iv)	(A) amend or alter Section 8.4 without the prior written consent of Tiger and a majority of Members (other than PubCo Holdings Group) holding a majority of the then issued and outstanding Units (other than Units held by the PubCo Holdings Group), or (B) alter or change any rights, preferences or privileges of any Member that are expressly for the benefit of such Member, without the approval of such member; or

(v)	modify the requirement that a majority of the directors of PubCo who are independent within the meaning of the rules of the Nasdaq Stock Market (or such other National Securities Exchange on which the shares of Class A Common Stock are listed or admitted to trading) and Rule 10A-3 of the Securities Act and do not hold any Class EX Units that are subject to the applicable Redemption must approve a Cash Election pursuant to Section 4.6(d) without the approval of a majority of the directors of PubCo who are independent within the meaning of the rules of the Nasdaq Stock Market (or such other National Securities Exchange on which the shares of Class A Common Stock are listed or admitted to trading) and Rule 10A-3 of the Securities Act.

(b)	Notwithstanding the foregoing clause (a), the Managing Member, acting alone, may amend this Agreement, including Exhibit A, (i) to reflect the admission of new Members, as provided by the terms of this Agreement, (ii) to the minimum extent necessary to comply with or administer in an equitable manner the Partnership Tax Audit Rules in any manner determined by the Managing Member, and (iii) as necessary to avoid the Company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

(c)	No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 12.2     Further Assurances. Each party agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

Section 12.3     Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party may assign its rights hereunder except as herein expressly permitted.

Section 12.4     Certain Representations by Members. Each Member, by executing this Agreement and becoming a Member, whether by making a Capital Contribution, by admission in connection with a permitted Transfer or otherwise, represents and warrants to the Company and the Managing Member, as of the date of its admission as a Member, that such Member (or, if such Member is disregarded for U.S. federal income tax purposes, such Member’s regarded owner for such purposes) is either: (i) not a partnership, grantor trust or Subchapter S corporation for U.S. federal income tax purposes (e.g., an individual or Subchapter C corporation), or (ii) is a partnership, grantor trust or Subchapter S corporation for U.S. federal income tax purposes, but (A) permitting the Company to satisfy the 100-partner limitation set forth in Treasury Regulations Section 1.7704-1(h)(1)(ii) is not a principal purpose of any beneficial owner of such Member in investing in the Company through such Member, (B) such Member was formed for business purposes prior to or in connection with the investment by such Member in the Company or for estate planning purposes, and (C) no beneficial owner of such Member has a redemption or similar right with respect to such Member that is intended to correlate to such Member’s right to Redemption pursuant to Section 4.6.

Section 12.5     Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

Section 12.6     Rights of Members Independent. The rights available to the Members under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Member and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

Section 12.7     Governing Law. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such state and without regard to conflicts of law doctrines.

Section 12.8     Jurisdiction and Venue. The parties hereto hereby agree and consent to be subject to the jurisdiction of any federal court of the District of Delaware or the Delaware Court of Chancery over any action, suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Legal Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 12.8 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

Section 12.9     Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

Section 12.10    Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts any may delivered by email or other electronic means. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

Section 12.11     Notices. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile, by telecommunications mechanism or electronically, receipt of which is affirmatively acknowledged by or on behalf of the intended recipient, or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

If to the Company or the Managing Member, addressed to it at:

Sunlight Financial LLC
101 N. Tryon Street
Suite 1000

Charlotte, NC 28246
Attention: General Counsel
Email: notices@sunlightfinancial.com

With copies (which shall not constitute notice) to:

Hunton Andrews Kurth LLP

600 Travis, Suite 4200

Houston, TX 77002

Attention: G. Michael O’Leary

Telephone: (713) 220-4360
Email: moleary@huntonak.com

or to such other address or to such other Person as either party shall have last designated by such notice to the other parties. Each such notice or other communication shall be effective (i) if given by telecommunication or electronically, when transmitted to the applicable number or email address so specified in (or pursuant to) this Section 12.11 and an appropriate answerback is received or, if transmitted after 4:00 p.m. local time on a Business Day in the jurisdiction to which such notice is sent or at any time on a day that is not a Business Day in the jurisdiction to which such notice is sent, then on the immediately following Business Day, (ii) if given by mail, on the first Business Day in the jurisdiction to which such notice is sent following the date three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, on the Business Day when actually received at such address or, if not received on a Business Day, on the Business Day immediately following such actual receipt.

Section 12.12     Representation By Counsel; Interpretation. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

Section 12.13     Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect, provided that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

Section 12.14     Expenses. Except as otherwise provided in this Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

Section 12.15     Waiver of Jury Trial. EACH OF THE COMPANY, THE MEMBERS, THE MANAGING MEMBER AND ANY INDEMNITEES SEEKING REMEDIES HEREUNDER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

Section 12.16     No Third Party Beneficiaries. Except as expressly provided in Sections 7.4, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Fifth Amended and Restated Limited Liability Company Agreement to be executed as of the day and year first above written.

COMPANY:

SUNLIGHT FINANCIAL LLC

By:	/s/ Matthew Potere
Name:	Matthew Potere
Title:	Chief Executive Officer

MANAGING MEMBER:

SL FINANCIAL HOLDINGS INC.

By:	/s/ Matthew Potere
Name:	Matthew Potere
Title:	Chief Executive Officer

PUBCO:

SUNLIGHT FINANCIAL HOLDINGS INC.

By:	/s/ Matthew Potere
Name:	Matthew Potere
Title:	Chief Executive Officer

A-1

MEMBERS:

EXHIBIT A

List of Members and Total Units

[Intentionally omitted]

A-2

EXHIBIT B

Redemption Notice for Unitholder

Dated: ____________

Sunlight Financial LLC
101 N. Tryon Street
Suite 1000
Charlotte, NC 28246
Attention: General Counsel

copy to:

Sunlight Financial Holdings Inc.

101 N. Tryon Street

Suite 1000

Charlotte, NC 28246

Attention: General Counsel

Reference is hereby made to the Fifth Amended and Restated Limited Liability Company Agreement of Sunlight Financial LLC, dated as of July 9, 2021 (as amended, supplemented or restated from time to time, the “LLC Agreement”), by and among Sunlight Financial LLC, a Delaware limited liability company (the “Company”), Sunlight Financial Holdings Inc., a Delaware corporation formerly known as Spartan Acquisition Corp. II (“PubCo”), SL Financial Holdings Inc., a Delaware corporation and a wholly owned subsidiary of PubCo (“Holdings”), SL Financial Investor I LLC (“Investor I”), a Delaware limited liability company and a wholly owned subsidiary of PubCo, SL Financial Investor II LLC (“Investor II”), a Delaware limited liability company and a wholly owned subsidiary of PubCo, the other Members set forth on Exhibit A to the LLC Agreement (collectively, the “Legacy Owners”) and each other Person who is or at any time becomes a Member in accordance with the terms of the LLC Agreement and the Act (such Persons, together with PubCo, Holdings, Investor I, Investor II, and the Legacy Owners, the “Unitholders”). Capitalized terms used but not defined herein shall have the meanings given to them in the LLC Agreement.

Effective as of the next applicable Redemption Date as determined in accordance with the LLC Agreement, the undersigned Unitholder hereby transfers and surrenders to the Company the number of Class EX Units set forth below and an equal number of shares of Class C Common Stock held by such Unitholder in exchange for the issuance to the undersigned Unitholder of that number of shares of Class A Common Stock equal to the number of Class EX Units of such Unitholder to be redeemed (to be issued in its name as set forth below), or, at the Company’s election under certain circumstances, cash to the account set forth below, in each case in accordance with the LLC Agreement. The undersigned hereby acknowledges that the redemption of Class EX Units shall include the cancellation of an equal number of outstanding shares of Class C Common Stock held by the undersigned that have been surrendered in such Redemption.

Legal Name of Unitholder: ___________________________________

Address: __________________________________________________

Number of Class EX Units to be redeemed: ______________________

Cash payment instructions: ___________________________________

If the Unitholder desires the shares of Class A Common Stock be settled through the facilities of Continental Stock Transfer and Trust Company (“CST”), please indicate the account of the CST participant below.

__________________________________________________

In the event the Company elects to certificate the shares of Class A Common Stock issued to the Unitholder, please indicate the following:

Legal Name for Certificate Delivery: ___________________________

Address for Certificate Delivery: ______________________________

If this Redemption Notice is delivered for a Redemption on a Special Redemption Date, please indicate whether the Unitholder desires that the Redemption be contingent upon the consummation of the Registered Offering or other transaction described in the notice of the Managing Member specifying such Special Redemption Date: __________

The undersigned hereby represents and warrants that the undersigned is the owner of the number of Class EX Units the undersigned is electing to redeem pursuant to this Redemption Notice, and that such Class EX Units are not subject to any liens or restrictions on transfer (other than restrictions imposed by the LLC Agreement, the charter and governing documents of PubCo and applicable Law).

The undersigned acknowledges and agrees that, if the undersigned fails to provide a duly completed and signed IRS Form W-9, then the Redemption of Class EX Units (and corresponding shares of Class C Common Stock) will be subject to withholding as required by Sections 1445 and 1446(f) of the Code. The undersigned acknowledges and agrees that any required withholding may be paid by the Company and/or Pubco (or any of their Affiliates) (1) seeking indemnity from the undersigned and/or (2) selling shares of Class A Common Stock that are otherwise transferrable pursuant to this notice and using the proceeds from such sale (net of any applicable offering costs) to pay such withholding taxes. If shares of Class A Common Stock are sold for such purposes, those shares will be treated as having been sold on behalf of the undersigned for an amount of cash equal to the fair market value thereof with such cash proceeds paid to the appropriate governmental authority and/or to cover offering costs on behalf of the undersigned. The undersigned agrees to indemnify Company, Pubco and their Affiliates for any amounts required to be withheld in connection with the Redemption pursuant to this notice and/or any offering costs associated with the sale of any shares of Class A Common Stock pursuant hereto.

The undersigned hereby irrevocably constitutes and appoints any officer of PubCo, as applicable, as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, solely to do any and all things and to take any and all actions necessary to effect the Redemption elected hereby.

[Signatures on Next Page]

IN WITNESS WHEREOF the undersigned has caused this Redemption Notice to be executed and delivered as of the date first set forth above.

[Unitholder]

By:
Name:
Title:

Redemption Notice for Escrow Agent

Dated: ____________

Sunlight Financial LLC
101 N. Tryon Street
Suite 1000
Charlotte, NC 28246
Attention: General Counsel

copy to:

Sunlight Financial Holdings Inc.

101 N. Tryon Street

Suite 1000

Charlotte, NC 28246

Attention: General Counsel

Reference is hereby made to the Fifth Amended and Restated Limited Liability Company Agreement of Sunlight Financial LLC, dated as of July 9, 2021 (as amended, supplemented or restated from time to time, the “LLC Agreement”), by and among Sunlight Financial LLC, a Delaware limited liability company (the “Company”), Sunlight Financial Holdings Inc., a Delaware corporation formerly known as Spartan Acquisition Corp. II (“PubCo”), SL Financial Holdings Inc., a Delaware corporation and a wholly owned subsidiary of PubCo (“Holdings”), SL Financial Investor I LLC (“Investor I”), a Delaware limited liability company and a wholly owned subsidiary of PubCo, SL Financial Investor II LLC (“Investor II”), a Delaware limited liability company and a wholly owned subsidiary of PubCo, the other Members set forth on Exhibit A to the LLC Agreement (collectively, the “Legacy Owners”) and each other Person who is or at any time becomes a Member in accordance with the terms of the LLC Agreement and the Act (such Persons, together with PubCo, Holdings, Investor I, Investor II, and the Legacy Owners, the “Unitholders”). Capitalized terms used but not defined herein shall have the meanings given to them in the LLC Agreement.

Effective as of the next Special Redemption Date as determined in accordance with the LLC Agreement, the undersigned Escrow Agent hereby transfers and surrenders to the Company the number of Class EX Units set forth below and an equal number of shares of Class C Common Stock subject to escrow in exchange for the issuance to ________ of that number of shares of Class A Common Stock equal to the number of Class EX Units to be redeemed, or, at the Company’s election under certain circumstances, cash to the account set forth below, in each case in accordance with the LLC Agreement. The undersigned hereby acknowledges that the redemption of Class EX Units shall include the cancellation of an equal number of outstanding shares of Class C Common Stock that have been surrendered in such Redemption.

Escrow Agent: ___________________________________

Address: __________________________________________________

Number of Class EX Units to be redeemed: ______________________

Cash payment instructions: ___________________________________

In the event the Company elects to certificate the shares of Class A Common Stock issued, please indicate the following:

Legal Name for Certificate Delivery: ___________________________

Address for Certificate Delivery: ______________________________

The undersigned acknowledges and agrees that, if the undersigned fails to provide a duly completed and signed IRS Form W-9, then the Redemption of Class EX Units (and corresponding shares of Class C Common Stock) will be subject to withholding as required by Sections 1445 and 1446(f) of the Code. The undersigned acknowledges and agrees that any required withholding may be paid by the Company and/or Pubco (or any of their Affiliates) by selling shares of Class A Common Stock that are otherwise transferrable pursuant to this notice and using the proceeds from such sale (net of any applicable offering costs) to pay such withholding taxes. If shares of Class A Common Stock are sold for such purposes, those shares will be treated as having been sold for an amount of cash equal to the fair market value thereof with such cash proceeds paid to the appropriate governmental authority and/or to cover offering costs on behalf of the undersigned. The undersigned agrees to indemnify Company, Pubco and their Affiliates for any amounts required to be withheld in connection with the Redemption pursuant to this notice and/or any offering costs associated with the sale of any shares of Class A Common Stock pursuant hereto, but only from funds subject to escrow.

The undersigned hereby irrevocably constitutes and appoints any officer of PubCo, as applicable, as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, solely to do any and all things and to take any and all actions necessary to effect the Redemption elected hereby.

[Signatures on Next Page]

IN WITNESS WHEREOF the undersigned has caused this Redemption Notice to be executed and delivered as of the date first set forth above.

Escrow Agent

By:
Name:
Title: